Exhibit 10.30

LOAN AND SECURITY AGREEMENT

(Growth Capital Loan)

This LOAN AND SECURITY AGREEMENT, dated as of June 4, 2013 (this “Agreement”), is entered by and among MAVENIR SYSTEMS, INC., a Delaware corporation (“Mavenir”), MAVENIR HOLDINGS, INC., a Delaware corporation (“Holdings”), MAVENIR SYSTEMS IP HOLDINGS, LLC, a Delaware limited liability company (“Mavenir IP”, and together with Mavenir and Holdings, individually and collectively, jointly and severally, “Borrower”), SILVER LAKE WATERMAN FUND, L.P., a Delaware limited partnership, as agent (“Agent”) for the lenders identified on Schedule 1 hereto (such lenders, together with their respective successors and assigns are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and the Lenders.

RECITALS

A. Borrower has requested that Lenders extend a credit facility to Borrower in the original principal amount of Fifteen Million Dollars ($15,000,000) to provide (a) domestic working capital financing for Borrower and (b) funds for other domestic general corporate purposes of Borrower and Lenders are willing to make a loan to Borrower upon the terms and conditions set forth in this Agreement.

B. Borrower has agreed to grant to Agent, for the benefit of Agent and Lenders, a security interest in the property described in this Agreement.

AGREEMENT

In consideration of the covenants, conditions and agreements set forth herein and intending to be legally bound, the parties agree as follows:

Article 1. DEFINITIONS

The following capitalized terms shall have the meanings set forth below:

“Acquisition” shall mean any transaction or series of related transactions constituting (a) the acquisition of all or substantially all of the assets of a Person, or of any line of business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Equity Securities of any Person, whether or not involving a merger or consolidation with such other Person, or otherwise causing any Person to become a Subsidiary, or (c) any merger or consolidation of a Person (other than a Subsidiary) with and into Borrower or a Subsidiary in which Borrower or the Subsidiary is the surviving Person.

“Affiliate” shall mean, with respect to any Person, any Person that owns or controls directly or indirectly ten percent (10%) or more of the Equity Securities of such Person, any Person that controls or is controlled by or is under common control with such Person or any Affiliate of such Person and each of such Person’s officers, directors, members, joint venturers or partners. When used with respect to a Lender, Affiliate shall also include any Affiliate of Agent.

“Agreement” shall mean this Loan and Security Agreement, as amended, restated or otherwise modified from time to time.

“Applicable Premium” shall mean (i) 5% of principal prepaid if the prepayment occurs within twelve (12) months of the Funding Date of the Loan; (ii) 4% of principal prepaid if the prepayment occurs between twelve (12) and twenty-four (24) months of the Closing Date; (iii) 3% of principal prepaid if prepayment occurs between twenty-four (24) and thirty-six (36) months of the Closing Date; or (iv) 2% of principal prepaid if prepayment occurs after the end of thirty-six (36) months of the Closing Date and before the Maturity Date.

“Board Observer” shall have the meaning set forth in Section 6.12 of this Agreement.

“Borrower’s Primary Operating Account” shall have the meaning set forth in Section 6.04 of this Agreement.

“Business Day” shall mean any day on which commercial banks are not authorized or required to close in San Francisco, California.

“Change of Control” shall have the meaning set forth in Section 7.03 of this Agreement.

“Closing” shall mean the date, time and place as the parties may agree for the execution of this Agreement.

“Closing Date” shall mean the date of the Closing.

“Code” shall mean the Uniform Commercial Code as in effect from time to time in the state of New York.

“Collateral” shall mean property described on Exhibit B attached hereto.

“Contractual Obligation” of any Person shall mean, any indenture, note, security, deed of trust, mortgage, security agreement, lease, guaranty, instrument, contract, agreement or other form of obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

“Copyrights” shall mean any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Default” shall mean any event or circumstance not yet constituting an Event of Default but which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

“Default Rate” shall mean, as of any date of determination, an interest rate per annum equal to five percent (5%) in excess of the rate per annum otherwise applicable on such date.

“Demonstration Systems” shall mean equipment and related goods provided to customers or prospective customers for the purpose of allowing such parties to test Borrower’s products and services.

“Equity Securities” of any Person shall mean (i) all common stock, preferred stock, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (ii) all warrants, options and other rights to acquire any of the foregoing.

“Event of Default” shall have the meaning set forth in Article 9 of this Agreement.

“Event of Loss” shall have the meaning set forth in Section 6.08( a) of this Agreement.

“Excluded Materials” shall mean any documents, information or other materials (i) access to which would or is reasonably likely to, in the opinion of Borrower’s counsel, adversely affect the attorney-client privilege between Borrower and its counsel, (ii) access to which could result in a conflict of interest between Agent, Lender or their respective affiliates or representatives (including the Board Observer), on the one hand, and Borrower or its affiliates or representatives on the other, (iii) which, pursuant to the terms of a bona fide confidentiality agreement entered into by Borrower in good faith, Borrower is restricted from providing to Agent, Lenders or other third parties, (iv) prepared or intended for distribution to the board of directors of Borrower for contemplation or discussion during any executive session of the board, except, with respect to (iv) only, such documents, information or other materials related to corporate strategy materials, including, but not limited to, financing, strategic acquisition and IPO matters, or (v) access to which (including such documents, information or other materials directly related to financing, strategic acquisition and IPO matters) the Company’s board of directors determines in good faith could result in a breach of its fiduciary duties under any applicable Requirement of Law.

“Excluded Property” shall mean any property, right or asset that is described on Exhibit B held by Borrower, to the extent that such property, right or asset, or any agreement evidencing such property, right or asset, contains a term or is subject to a rule of law, statute or regulation that restricts, prohibits or requires a consent (that has not been obtained) of a Person (other than Borrower) to the creation, attachment or perfection of the security interest granted herein, and any such restriction, prohibition and/or requirement of consent is effective and enforceable under applicable law; provided, that (i) “Excluded Property” shall not include any proceeds of any property, right or asset, and (ii) any property, right or asset that at any time ceases to satisfy the definition of “Excluded Property,” whether as a result of Borrower obtaining any necessary consent, any change in any rule of law, statute or regulation, or otherwise, shall no longer be “Excluded Property” and shall immediately thereafter be deemed Collateral hereunder, subject to no Liens other than the security interest in favor of Agent and other Permitted Liens.

“Financial Statements” shall mean, with respect to any accounting period for any Person, statements of operations, cash flows and, with respect to audited statements only, stockholder’s equity of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding fiscal year, all prepared in reasonable detail and in accordance with generally accepted accounting principles, except, in the case of unaudited Financial Statements, for the absence of footnotes and normal year-end adjustments. Unless otherwise indicated, each reference to Financial Statements of any Person shall be deemed to refer to Financial Statements prepared on a consolidated basis.

“Funding Date” shall mean the date on which the Loan is made to or on account of Borrower under this Agreement.

“Governmental Authority” shall mean any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Governmental Rule” shall mean any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

“Guarantor” shall mean any present or future guarantor of the Obligations.

“Holdings” is defined in the preamble hereto.

“Indebtedness” of any Person shall mean and include the aggregate amount of, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business aged not more than 180 days from when due), (iv) all obligations under capital leases of such Person, (v) all obligations or liabilities of others secured by a lien on any asset of such Person, whether or not such obligation or liability is assumed, (vi) all guaranties of such Person of the obligations of another Person, (vii) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement upon an event of default are limited to repossession or sale of such property), and (viii) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit.

“Intellectual Property” shall mean: (i) all inventions, designs, know-how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, and all embodiments or fixations thereof whether in tangible or intangible form, (ii) Copyrights, Trademarks, Patents and Mask Works; (iii) any and all trade secrets, and any and all intellectual property rights in computer software and computer software products; (iv) any and all design rights; (v) any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above; (vi) all licenses or other rights to use any of the Copyrights, Patents, Trademarks, Mask Works, or any other property rights described above; (vii) all amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents or Mask Works; and (viii) all proceeds and products of the foregoing.

“Intercompany Investments” shall mean (i) unsecured Indebtedness of any Subsidiary owed to Borrower, unsecured guarantee obligations of Borrower with respect to leases or commercial contacts of any other Borrower or any Subsidiary entered into in the ordinary course of business, and Investments by Borrower in any Subsidiary, in an aggregate amount for this clause (i) not to exceed Eight Million Dollars ($8,000,000) for any trailing three-month period, for reasonable operating expenses and capital expenditures of Borrower or Subsidiaries incurred in the ordinary course of business, in amounts and in a manner consistent with past practices, (ii) Indebtedness of any Borrower owing to any other Borrower, (iii) Investments by any Borrower in any other Borrower, (iv) Indebtedness of any Subsidiary (which is not a Borrower) to any other Subsidiary (which is not a Borrower), and (v) Investments by any Subsidiary in any Borrower. For purposes of clarification, the cap specified for clause (i) above is the maximum permitted amount of new Intercompany Investments described in clause (i) that are made, incurred or assumed during the applicable three-month period and does not apply to or limit any Indebtedness or Investments made, incurred or assumed during any prior periods.

“Investment” shall mean (i) the purchase, acquisition or beneficial ownership of any Equity Securities, or any obligations or other securities of, any Person, (ii) the making of any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person, or (iii) any Acquisition.

“IPO” shall mean the initial public offering of the Company’s common stock effected pursuant to a registration statement on Form S-1 (or its successor) filed under the Securities Act of 1933, as amended.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing.

“Loan” shall have the meaning set forth in Section 2.01 of this Agreement.

“Loan Percentage” shall mean, with respect to a Lender, the percentage of the Loan specified opposite such Lender’s name on Schedule 1 hereto.

“Mask Works” shall mean all mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired.

“Material Adverse Effect” shall mean a material adverse effect on (i) the business, assets, operations or financial or other condition of Borrower and its Subsidiaries, taken as a whole; (ii) the ability of Borrower and its Subsidiaries to pay or perform the Obligations in accordance with the terms of this Agreement and the other Transaction Documents; or (iii) the rights and remedies of Agent and the Lenders under this Agreement, the other Transaction Documents or any related document, instrument or agreement.

“Maturity Date” means June 30, 2017.

“Mavenir” is defined in the preamble hereto.

“Mavenir IP” is defined in the preamble hereto.

“Note” shall mean a promissory note or notes of Borrower substantially in the form attached as Exhibit A hereto.

“Notice of Advance Request” shall have the meaning set forth in Section 2.03(c) of this Agreement.

“Obligations” shall mean and include all loans, advances, debts, liabilities, and obligations, including, without limitation, the obligation to make each payment scheduled to be made under each subsection of Section 2.02, howsoever arising, owed by Borrower to Lenders of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Agreement or the other Transaction Documents, including, without limitation, all interest, fees, charges, expenses, attorneys’ fees and costs to and payable by Borrower hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Patents” shall mean all patents, patent applications and like protections, including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” shall have the meaning set forth in Section 2.02(b) of this Agreement.

“Perfection and Disclosure Certificate” shall mean the Perfection and Disclosure Certificate delivered by Borrower to Agent on or prior to the date of this Agreement.

“Permitted Acquisitions” shall mean Acquisitions (a) with respect to which: (i) the acquired Person or assets are in a line of business permitted by Section 7.10; (ii) the transactions related to such Acquisition shall be consummated in all material respects in accordance with all Requirements of Law; (iii) immediately prior thereto, no Default or Event of Default shall exist, and after giving effect thereto, no Default or Event of Default would exist, (iv) Agent shall have received at least 10 Business Days prior written notice describing the transaction; and (v) the net purchase price (including assumed liabilities, but excluding reasonable costs and expenses relating to such transaction) incurred by Borrower in connection with any one Permitted Acquisition shall not exceed $35,000, provided that the net purchase price (including assumed liabilities, but excluding reasonable costs and expenses relating to such transaction) for all Permitted Acquisitions shall not exceed $250,000 in any fiscal year; and (b) Acquisitions to which Agent and the Lenders have consented to in writing.

“Permitted Indebtedness” shall mean: (i) Indebtedness of Borrower in favor of Lenders arising under this Agreement or any other Transaction Document and Indebtedness of Borrower in favor of Silicon Valley Bank described under clause (i) of the definition of Permitted Liens; (ii) Indebtedness existing at Closing and disclosed on the Perfection and Disclosure Certificate; (iii) Indebtedness secured by a lien described in clauses (vi) or (vii) of the definition of Permitted Liens, provided (A) such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness, (B) such Indebtedness does not exceed $250,000 in the aggregate at any given time, and (C) if applicable, the holder of such Indebtedness agrees to waive any rights of set off such holder may have with respect to such Indebtedness in the deposit or investment accounts of Borrower and its Subsidiaries on terms reasonably satisfactory to Agent; (iv) Subordinated Debt; (v) Intercompany Investments; (vi) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (vii) other Indebtedness in an aggregate amount not to exceed $100,000 outstanding at any time; and (viii) extensions, refinancings, modifications, amendments and restatements of any item of Permitted Indebtedness described in (i) through (v) above.

“Permitted Investments” shall mean: (i) Investments existing at Closing disclosed in the Perfection and Disclosure Certificate; (ii) (A) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (B) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., (C) certificates of deposit maturing no more than one (1) year from the date of investment therein, and (D) money market funds at least 95% of the assets of which are invested in the kinds of assets described above in clauses (A), (B) and (C); (iii) temporary advances to cover incidental expenses in the ordinary course of business; (iv) investments in joint ventures, strategic alliances, licensing and similar arrangements customary in Borrower’s industry and which do not require Borrower to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement or require Borrower to transfer ownership of non-cash assets to such joint venture or other entity; (v) Investments consisting of (A) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business and (B) non-cash loans to employees, officers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or arrangements approved by Borrower’s board of directors; (vi) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (vii) Investments consisting of notes receivable of, or prepaid royalties from and other credit obligations of, customers, suppliers and debtors of Borrower, who are not Affiliates, in the ordinary course of business; (viii) Permitted Acquisitions; (ix) Intercompany Investments; (x) Investments consisting of deposit accounts in which Agent has a perfected security interest unless otherwise permitted by Section 7.09; (xi) Investments accepted in connection with Transfers permitted by Section 7.02; and (xii) other Investments in an aggregate amount not to exceed $100,000 outstanding at any time.

“Permitted Liens” shall mean and include: (i) Liens in favor of Agent and Liens that are prior to the Lien in favor of Agent covering the Silicon Valley Bank Indebtedness and subject to an intercreditor agreement between Silicon Valley Bank and the Lenders that is acceptable to Agent; (ii) Liens existing at Closing and disclosed in the Perfection and Disclosure Certificate; (iii) other Liens subordinated to the Liens in favor of Agent; (iv) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the reasonable satisfaction of Agent for the eventual payment thereof if subsequently found payable; (v) leases or subleases and non-exclusive licenses or sublicenses granted in the ordinary course of Borrower’s business; (vi) Liens upon or in any equipment which was acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment (and any accessions, attachments, replacements or improvements thereon) or indebtedness incurred solely for the purpose of financing the acquisition of such equipment (and any accessions, attachments, replacements or improvements thereon); (vii) Liens existing on any equipment (and any accessions, attachments, replacements or improvements thereon) at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and any accessions, attachments, replacements or improvements thereon, and the proceeds of such equipment (and any accessions, attachments, replacements or improvements thereon); (viii) bankers’ liens, rights of setoff and similar Liens incurred on deposits or securities accounts made in the ordinary course of business to the extent Agent has a security interest in such accounts; (ix) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (x) Liens for taxes not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the reasonable satisfaction of Agent for the eventual payment thereof if subsequently found payable; (xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods; (xii) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (xiii) Liens securing Subordinated Debt; (xiv) Liens to secure payment of worker’s compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business; (xv) easements, rights of way, covenants, restrictions, reservations, exceptions and other similar restrictions and encumbrances or title defects, in each case incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value or usefulness of the property subject thereto or materially interfere with the ordinary conduct of business of Borrower; and (xvi) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (iii) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a Governmental Authority.

“Regulation” shall mean Department of Labor Regulation Section 2510.3 -101(d).

“Requirement of Law” applicable to any Person shall mean (i) any Governmental Rule applicable to such Person, (ii) any license, permit, approval or other authorization granted by any Governmental Authority to or for the benefit of such Person and (iii) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“SBA Documents” means those documents set forth in Exhibit J hereto.

“Silicon Valley Bank Indebtedness’’ means Indebtedness of Borrower in favor of Silicon Valley Bank in an aggregate principal amount not to exceed $32,500,000, of which accounts receivable based revolving loans shall not exceed an aggregate principal amount of $15,000,000, non-formula revolving based loans shall not exceed an aggregate principal amount of $5,000,000, letters of credit, Cash Management Services (as defined in the SVB Loan Documents) and FX Reduction Amounts relating to FX Forward Contracts (each as defined in the SVB Loan Documents) shall not exceed an aggregate principal amount of $2,500,000 and term loans shall not exceed an aggregate principal amount of $10,000,000, as such Indebtedness may be modified in accordance with the terms of the intercreditor agreement entered into between Lender and Silicon Valley Bank.

“SLW Designated Deposit Account” means that certain Borrower’s account, account number ##############, maintained at Silicon Valley Bank, in which proceeds of the Loan will be deposited.

“SLW Fund” shall mean Silver Lake Waterman Fund, L.P., a Delaware limited partnership.

“Subordinated Debt” shall mean any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Lenders on terms acceptable to Lenders.

“Subsidiary” of any Person shall mean (i) any corporation of which more than fifty percent (50%) of the issued and outstanding equity securities having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, and (ii) any partnership, limited liability company, joint venture, or other business entity of which more than fifty percent (50%) of the equity interest having the power to vote, direct or control the management of such partnership, limited liability company, joint venture or other business entity is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person’s other Subsidiaries. Any reference to a Subsidiary without designation of the ownership of such Subsidiary shall be deemed to refer to a Subsidiary of Borrower.

“SVB Loan Documents” shall mean the Senior Loan and Security Agreement and the Subordinated Loan and Security Agreement providing for the making of the Silicon Valley Bank Indebtedness, and all other documents or instruments evidencing or securing same or issued or entered into in connection therewith, as same may be amended, modified, restated, renewed or extended from time to time.

“Total Commitment” shall mean Fifteen Million Dollars ($15,000,000).

“Trademarks” shall mean any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transaction Documents” shall mean, collectively, this Agreement, the Notes, the Warrant and the other documents executed in connection herewith and any guaranty of the Obligations and any security documents related to such guaranty.

“Warrant” shall mean a warrant or warrants to purchase capital stock of Mavenir issued by Mavenir to Lenders or their Affiliates as provided by this Agreement.

All terms defined in the Code and not otherwise defined herein shall have the respective meanings specified in the Code.

Article 2. THE LOAN.

Section 2.01. Commitment. Subject to the terms and conditions of this Agreement, Lenders severally agree in accordance with Section 12.07 to loan to Borrower on the Funding Date specified in the Notice of Advance Request delivered on the Closing Date, but not later than thirty (30) days after the date of this Agreement, a term loan (the “Loan”) in an aggregate principal amount equal to the Total Commitment. Borrower may prepay the Loan only in accordance with Section 2.02(c). Amounts prepaid may not be reborrowed.

Section 2.02. Interest and Payments.

(a)	Interest. Borrower shall pay interest in arrears on the unpaid principal amount of the Loan from the date of the Loan until the Loan is paid in full at a per annum rate of interest equal to twelve percent (12% ). Interest on the Loan shall be calculated based upon a year of 360 days and actual days elapsed. If Borrower pays interest on the Loan which is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the Loan.

(b)	Payments of Principal and Interest.

(i)	Interest. Except as set forth in Section 2.02( c), on the first Business Day of each month (each a “Payment Date”), commencing on the first Payment Date after the Funding Date and on each subsequent Payment Date through and including the Maturity Date, for the Loan, Borrower shall make payments to each Lender of interest accrued through and including such Payment Date according to each Lender’s Loan Percentage.

(ii)	Payments on Maturity Date. On the Maturity Date, Borrower shall pay to Agent and the Lenders the entire principal amount of the Loan then outstanding, all accrued and unpaid interest and all other amounts then due to Agent and the Lenders.

(c)	Prepayment. Upon five (5) Business Days’ prior written notice to Agent, Borrower may, at its option, at any time, prepay all and not less than all of the Loan, in an amount equal to (A) the outstanding principal amount of the Loan, plus (B) accrued and unpaid interest thereon through and including the date of such prepayment, plus (C) the Applicable Premium for the Loan, plus (D) any other amounts then due to Lenders, according to each Lender’s Loan Percentage. Notwithstanding the foregoing, in the event the Loan is prepaid in connection with an IPO, the Applicable Premium shall not apply.

Section 2.03. Use of Proceeds; the Loan and the Notes; Disbursement.

(a)	Use of Proceeds. In accordance with Section 2.03(c), the proceeds of the Loan will be deposited into the SLW Designated Deposit Account and such proceeds shall not be used substantially for Borrower’s foreign operations and shall be used substantially for Borrower’s domestic operations in the United States, including, without limitation, to fund salaries of employees in the United States, rent payments for property in the United States, the acquisition of materials to be used in the United States to create Borrower’s products and other similar working capital needs in the United States.

(b)	The Loan and the Notes. The obligation of Borrower to repay the aggregate unpaid principal amount of and interest on the Loan shall be evidenced by Notes in favor of each Lender setting forth the principal amount of the Loan payable to such Lender and the payments due. Agent shall keep a record of the payments made under each Note on its books which records shall be prima facie evidence of the amounts paid under the Notes absent manifest error. Any failure by Agent to obtain or retain such a Note shall not limit or otherwise affect the obligations of Borrower to pay amounts due hereunder with respect to the Loan.

(c)	Notice and Disbursement. At the Closing, Borrower shall notify Agent in writing of the desired Funding Date, which shall be no earlier than June 7, 2013, and which notice shall be irrevocable and shall be substantially in the form of Exhibit F hereto (“Notice of Advance Request”). Lenders’ obligation to make the Loan shall be subject to the satisfaction of the conditions set forth in Section 4.01(b ). Lenders shall have the right to request that Borrower furnish Lenders with such additional information with respect to the Loan and the satisfaction of the conditions set forth in Section 4.01(b) as Lenders shall reasonably request. Subject to the satisfaction of the conditions set forth in this Agreement which shall be confirmed to Agent and the Lenders in writing as of the date of funding, each Lender shall disburse its pro rata portion of the Loan to the SLW Designated Deposit Account.

Section 2.04. Other Payment Terms.

(a)	Place and Manner. All regularly scheduled payments due to the Lenders shall be effected by automatic debit of the appropriate funds from Borrower’s Primary Operating Account. Borrower shall make all other payments due to the Lenders in lawful money of the United States, in immediately available funds, according to the instructions for other payments specified in Schedule 2.

(b)	Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c)	Default Rate. After the occurrence and during the continuance of an Event of Default, Borrower shall pay interest on the aggregate, outstanding principal balance hereunder from the date due until such Event of Default is no longer continuing, at a per annum rate equal to the Default Rate. All computations of such interest shall be based on a year of 360 days and actual days elapsed.

(d)	Commitment Fee. Borrower has paid to Lenders (or Agent for the benefit of Lenders) an aggregate commitment fee in the amount of $40,000 (the “Commitment Fee”). The Commitment Fee is fully earned.

(e)	Closing Fee. In connection with the funding of the Loan, on the Funding Date, Borrower shall pay to Agent for the ratable benefit of Lenders an aggregate closing fee in the amount of $100,000, less the Commitment Fee

Article 3. CREATION OF SECURITY INTEREST.

Section 3.01. Grant of Security Interest. Borrower grants and pledges to Agent on behalf of all Lenders a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Transaction Documents. Except as provided in Section 12.18, notwithstanding termination of this Agreement, Agent’s Lien on the Collateral shall remain in effect for so long as any Obligations (other than inchoate indemnity obligations and obligations arising under the Warrant) are outstanding.

Article 4. CLOSING.

Section 4.01. Conditions Precedent. The obligation of Lenders to fund the Loan shall be subject to the following conditions precedent:

(a)	Conditions to Closing. Agent shall have received on or before the Closing in form and substance satisfactory to Agent and the Lenders:

(i)	This Agreement, duly executed by Borrower.

(ii)	Copies, certified by the Secretary or Assistant Secretary of Borrower, of: (A) the Certificate of Incorporation and Bylaws of Borrower (as amended to the date of this Agreement), (B) the resolutions adopted by Borrower’s board of directors authorizing the transaction and the documents being executed in connection therewith, and (C) the incumbency of the officers executing this Agreement and the other Transaction Documents on behalf of Borrower, in substantially similar form as Exhibit E hereto.

(iii)	Good Standing Certificate(s) with respect to Borrower from Borrower’s state of incorporation and principal place of business, if different, (each) as of a date acceptable to Agent.

(iv)	Certificate(s) of insurance and evidence of the insurance coverage required by Section 6.05 of this Agreement.

(v)	The Warrant(s) to be issued to the designees of the Lenders in forms provided by Agent and agreed to by Borrower, duly executed by Mavenir, in substantially similar form as Exhibit H hereto.

(vi)	The Perfection and Disclosure Certificate, in substantially similar form as Exhibit G hereto.

(vii)	The SBA Documents.

(viii)	All other documents as Agent shall have reasonably requested.

(ix)	A legal opinion of counsel to Borrower covering the matters set forth in Exhibit C hereto in form and substance reasonably satisfactory to Agent.

(x)	The Commitment Fee specified in Section 2.04( d).

(xi)	An intercreditor agreement with Silicon Valley Bank.

(xii)	A duly executed Notice of Advance Request with respect to the Loan in substantially similar form as Exhibit F hereto.

(xiii)	A detailed capitalization table of Borrower.

(xiv)	A duly executed Authorization for Automatic Payment in substantially similar form as Exhibit I hereto.

(b)	Conditions to Funding of the Loan. Prior to the funding of the Loan, the following conditions with respect to the Loan shall have been satisfied by Borrower or waived by Agent and the Lenders:

(i)	Borrower shall have executed and delivered one or more Note(s) in favor of Lenders prepared by Agent setting forth the terms of the Loan.

(ii)	No Event of Default or Default shall have occurred and be continuing.

(iii)	In Agent’s commercially reasonable discretion, no event shall have occurred or condition shall exist that has had or could be reasonably expected to have a Material Adverse Effect.

(iv)	The representations and warranties contained in this Agreement and the other Transaction Documents to which Borrower is a party shall be true and correct in all material respects as if made on the date of funding of the Loan, except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(v)	Each of the Transaction Documents shall be in full force and effect.

(vi)	Lender has received control agreements sufficient to perfect a security interest in Borrower’s deposit accounts and securities accounts (subject to any excluded accounts pursuant to Section 7.09) executed by each applicable bank or other financial institution, in forms reasonably acceptable to Agent.

(vii)	Borrower shall have provided to Agent such documents, instruments and agreements, including financing statements or amendments to financing statements, as Agent shall reasonably request to evidence the perfection and priority of the security interests granted to Agent.

Article 5. REPRESENTATIONS AND WARRANTIES OF BORROWER.

Borrower represents and warrants to Agent and the Lenders as of the date hereof and as set forth in Article 4 that:

Section 5.01. Due Incorporation. Qualification. etc. Each of Borrower and its Subsidiaries (i) is a registered organization duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign registered organization in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

Section 5.02. Authority. The execution, delivery and performance by Borrower of each Transaction Document to be executed by Borrower and the consummation of the transactions contemplated thereby (i) are within the power of Borrower and (ii) have been duly authorized by all necessary actions on the part of Borrower.

Section 5.03. Enforceability. Each Transaction Document executed, or to be executed, by Borrower has been, or will be, duly executed and delivered by Borrower and constitutes, or will constitute, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

Section 5.04. Non-Contravention. The execution and delivery by Borrower of the Transaction Documents executed by Borrower and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate its certificate of incorporation or bylaws, (ii) violate in any material respect any Requirement of Law applicable to Borrower; (iii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material Contractual Obligation of Borrower; or (iv) result in the creation or imposition of any Lien upon any property, asset or revenue of Borrower (except such Liens as may be created in favor of Agent pursuant to this Agreement or the other Transaction Documents).

Section 5.05. Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by Borrower and the performance and consummation of the transactions contemplated thereby, other than (i) consents, approvals, orders or authorizations, or registrations, declarations or filings that have already been obtained, (ii) state securities filings related to the Warrant, and (iii) UCC financing statement filings.

Section 5.06. No Violation or Default. None of Borrower or Borrower’s Subsidiaries is in violation of or in default with respect to (i) its certificate of incorporation or bylaws; (ii) any Requirement of Law; or (iii) any Contractual Obligation, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a Material Adverse Effect. No Event of Default or Default has occurred and is continuing.

Section 5.07. Litigation. Except as disclosed to Agent in writing, no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Borrower, threatened against Borrower or Borrower’s Subsidiaries at law or in equity in any court or before any other Governmental Authority which (i) involves more than, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000) or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Borrower of the Transaction Documents or the transactions contemplated thereby. Except as set forth in the Perfection and Disclosure Certificate, the Borrower has no commercial tort claims.

Section 5.08. Collateral. Borrower has good and marketable title to all Collateral, free and clear of all Liens, other than Permitted Liens. Borrower has no deposit accounts or securities accounts, other than the deposit accounts and securities accounts described in the Perfection and Disclosure Certificate and those permitted under Section 7.09. Except as described in the Perfection and Disclosure Certificate or as permitted under Section 6.09, the Collateral is not in the possession of any third party bailee (such as at a warehouse).

Section 5.09. Financial Statements. The Financial Statements of Borrower which have been delivered to Agent (i) are in accordance with the books and records of Borrower and its Subsidiaries, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with generally accepted accounting principles (other than, with respect to interim Financial Statements, the absence of footnotes and normal year-end adjustments); and (iii) fairly present in all material respects the consolidated financial position of Borrower as of the dates presented therein and the results of operations, cash flows, and, if applicable stockholders’ equity, for the periods presented therein. As of the date hereof, none of Borrower or any of Borrower’s Subsidiaries has any contingent obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed in the most recent audited Financial Statements (including the notes thereto) furnished by Borrower to Agent prior to the date hereof. There have not been any changes in the financial condition or results of operations of Borrower which are material in the aggregate since the most recent Financial Statements furnished by Borrower to Agent.

Section 5.10. Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

Section 5.11. Taxes. Each of Borrower and its Subsidiaries has filed or caused to be filed all tax returns that are required to be filed by it except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Borrower and Borrower’s Subsidiaries have paid, or made provision for the payment of, all taxes which have or may have become due pursuant to said returns or otherwise, except such taxes, if any, which are being contested in good faith and as to which adequate reserves (determined in accordance with generally accepted accounting principles) have been provided or which could not reasonably be expected to have a Material Adverse Effect if unpaid.

Section 5.12. Catastrophic Events; Labor Disputes. Neither Borrower nor Borrower’s Subsidiaries and none of their properties is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that could reasonably be expected to have a Material Adverse Effect. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which Borrower or Borrower’s Subsidiaries is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of Borrower, jurisdictional disputes or organizing activity occurring or threatened which could reasonably be expected to have a Material Adverse Effect.

Section 5.13. No Material Adverse Effect. No event has occurred and no condition exists which could reasonably be expected to have a Material Adverse Effect.

Section 5.14. First Priority. Assuming the timely filing of financing statements the security interest granted hereby constitutes a first priority security interest in and Lien on all of the Collateral, subject only to Permitted Liens.

Section 5.15. Perfection and Disclosure Certificate. All of the information set forth in the Perfection and Disclosure Certificate delivered to Agent is correct in all material respects as of the date hereof.

Section 5.16. Intellectual Property. Borrower is the sole owner of, or has the right to use, the Intellectual Property, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. To Borrower’s knowledge, no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and, except as otherwise disclosed to Agent in writing, no claim has been made that any part of the Intellectual Property violates the rights of any third party. Borrower has no registered copyrights.

Article 6. AFFIRMATIVE COVENANTS.

While any Obligations or unfunded amount of the Total Commitment remain outstanding:

Section 6.01. Financial Statements. Borrower shall provide to Agent the Financial Statements specified in Sections 6.0l(a) and (b) and the other information specified below; provided, however, that after the effective date of the IPO, Borrower shall only be required to deliver those financial statements and other information required to be filed by the Securities and Exchange Commission, to be provided as soon as practicable and no less frequently than quarterly.

(a)	As soon as practicable (and in any event within thirty (30) days after the end of each quarter), unaudited Financial Statements for such quarter, certified by Borrower’s Chief Executive Officer or Chief Financial Officer to fairly present in all material respects the data reflected therein, together with a Compliance Certificate in substantially similar form as Exhibit D hereto.

(b)	As soon as practicable (and in any event within five (5) days after completion), audited Financial Statements for such year, setting forth in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an audit report and unqualified opinion of the independent certified public accountants of recognized national standing selected by Borrower.

(c)	No later than January 31 of each year, financial projections and the budget for such fiscal year approved by Borrower’s Board of Directors and, on a quarterly basis, any changes to such financial projections or budget.

Section 6.02. Other Information. Borrower shall promptly provide to Agent:

(a)	copies of all board packages delivered to its board of directors in connection with board meetings or otherwise, within seven (7) days of such event; provided, however, that Borrower shall not be required to provide any Excluded Materials and this Section 6.02(a) shall terminate upon the termination of Lenders’ rights pursuant to Section 6.12;

(b)	detailed capitalization tables (by round and investor) upon Agent’s request; provided, however, that this Section 6.02(b) shall terminate upon the termination of Lenders’ rights pursuant to Section 6.12;

(c)	notice of all actions, suits and proceedings before any Governmental Authority that could reasonably be expected to result in costs or damages to Borrower of Two Hundred Fifty Thousand Dollars ($250,000) or more;

(d)	notice of any Default, Event of Default, Event of Loss, or any matter which has resulted or could reasonably be expected to result in a Material Adverse Effect;

(e)	notice of the formation of any subsidiary;

(f)	any additional information as Agent shall reasonably request to evaluate Borrower’s continuing financial obligations;

(g)	Copies of 409(A) valuation reports, if any, within thirty (30) days of completion; provided, however, that this Section 6.02(g) shall terminate upon the termination of Lenders’ rights pursuant to Section 6.12; and

(h)	if an Event of Default has occurred pursuant to Section 9.01(d) as a result of the occurrence of a default under other Indebtedness, and the relevant default under such other Indebtedness is subsequently cured or waived pursuant to Section 9.01(d), Borrower shall discuss the details thereof with Agent or any Lender upon their request.

Section 6.03. Corporate Identity. Borrower shall notify Agent in writing thirty (30) days prior to any change in Borrower’s principal place of business or chief executive office and any change of Borrower’s name, type of entity or jurisdiction of formation.

Section 6.04. Authorization for Automated Clearinghouse Funds Transfer. Borrower shall (i) authorize Agent to initiate debit entries to Borrower’s account specified in Schedule 2 (“Borrower’s Primary Operating Account”) through Automated Clearing House (“ACH’’) transfers, in order to satisfy regularly scheduled payments of principal and interest; (ii) provide Agent at least thirty (30) days prior written notice of any change in Borrower’s Primary Operating Account; and (iii) grant Agent any additional authorizations necessary to begin ACH debits from a new account which becomes Borrower’s Primary Operating Account.

Section 6.05. Insurance. Borrower shall, at its own expense, obtain and carry insurance in amounts and forms reasonably acceptable to Agent, including insurance against loss or damage to the Collateral and commercial general liability insurance. The insurance against loss or damage to the Collateral shall name Agent as loss payee with respect to the Collateral, shall not be invalidated by any action of or breach of warranty by Borrower of any provision thereof and shall waive subrogation against Agent. The liability policy(ies) shall name Agent as an additional insured in the full amount of Borrower’s liability coverage limits (or the coverage limits of any successor to Borrower or such successor’s parent which is providing coverage), be primary and without contribution as respects any insurance carried by Agent and contain cross liability and severability of interest clauses. All policies of insurance shall provide that Agent shall be given thirty (30) days notice of cancellation of coverage. On or prior to the Funding Date and prior to each policy renewal, Borrower shall furnish to Agent, certificates of insurance or other evidence satisfactory to Agent that insurance complying with all of the above requirements is in effect.

Section 6.06. Taxes. Borrower shall pay all material taxes and other governmental or regulator assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which Borrower shall maintain appropriate reserves; and timely file all required material tax returns.

Section 6.07. Further Assurances.

(a)	Borrower shall promptly furnish to Agent from time to time such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail. Borrower shall take such further actions as Agent may reasonably request to perfect or maintain Agent’s security interest granted in this Agreement or to otherwise further the purposes of this Agreement.

(b)	Agent and Lenders (through any of their officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours, to inspect Borrower’s books and records and to make copies thereof and to inspect, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

Section 6.08. Loss; Damage; Destruction and Seizure.

(a)	If while payment Obligations are outstanding any item of Collateral is lost, stolen, destroyed, damaged beyond repair or seized by a Governmental Authority (an “Event of Loss”), then, if no Event of Default has occurred and is continuing, any proceeds of insurance or any award paid by the seizing Governmental Authority that is received by Agent or Borrower shall be applied, at Borrower’s option, (i) to the Obligations, or (ii) to purchase an item of Collateral to replace the item of Collateral which was subject to the Event of Loss, or to purchase other property used in Borrower’s business, and such replacement item, or such other property, shall become part of the Collateral. If any such proceeds or awards are paid while an Event of Default has occurred and is continuing, Agent may, at its option, apply such proceeds or awards to the Obligations.

(b)	So long as no Event of Default has occurred and is continuing, any proceeds of insurance received by Agent or Borrower with respect to an item of Collateral the repair of which is practicable shall, at the election of Borrower, be applied either to the repair of such Collateral or to the reimbursement of Borrower for the cost of such repair. If any such proceeds or awards are paid while an Event of Default has occurred and is continuing, Agent may at its option apply such proceeds or awards to the Obligations.

Section 6.09. Collateral Control. Except for Collateral that is of a type that is moved from location to location in the ordinary course of business and other Collateral located at any one location having a value not in excess of Fifty Thousand Dollars ($50,000), Borrower shall keep all items of Collateral at (i) Borrower’s facility located at the address specified in Section 12.06, (ii) the locations specified in the Perfection and Disclosure Certificate, (iii) any supplier’s, warehouse or storage facility located outside the United States, or, if the bailee shall have executed a bailee agreement reasonably acceptable to Agent (unless Agent waives such requirement in writing), within the

United States, or (iv) such other places reasonably agreed to in writing by Agent subject to any conditions reasonably imposed by Agent. Borrower shall furnish to Agent from time to time such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail.

Section 6.10. Compliance with Requirements of Law. Each of Borrower and Borrower’s Subsidiaries shall comply in all material respects with all Requirements of Law.

Section 6.11. Management Rights.

(a)	From and after the date hereof, Lenders independently shall have the following contractual management rights. Such rights shall be in addition to, and nothing in this Agreement shall be deemed to limit, any other rights that a Lender may hold as a lender to or equity holder of Borrower or otherwise.

(i)	Each Lender shall be entitled to consult with and advise management of Borrower on significant business issues, including without limitation management’s proposed quarterly and annual operating plans. Upon request of a Lender, management of Borrower shall meet with authorized representatives of the Lender, at a mutually agreeable time and place, within thirty days after the end of each calendar quarter for such consultation and advice and to review progress in achieving such plans.

(ii)	Each Lender shall be entitled to examine the books and records of Borrower, inspect its facilities, and receive other information at reasonable times and intervals concerning the general status of Borrower’s financial condition and operations.

(b)	Borrower shall not be required under this Agreement to provide access to any Excluded Materials. Borrower acknowledges and agrees that the preceding sentence is not intended to prevent a Lender from obtaining information necessary for a Lender to substantially participate in, or substantially influence the conduct of, management of Borrower within the meaning of the Regulation.

(c)	The management rights granted in Section 6.11(a) shall terminate upon the termination of Lenders’ rights pursuant to Section 6.12.

Section 6.12. Board Observer Rights. Lenders shall have the right to appoint an employee of Agent as a non-voting observer to all meetings of the board of directors of Borrower (the “Board Observer”), and, in this respect, Borrower shall provide such Board Observer with copies of all notices, minutes, consents and other materials provided to its directors; provided, however, that the Borrower reserves the right to withhold any Excluded Materials, and to exclude such Board Observer from any meeting of the board of directors or portion thereof if (a) attendance at such meeting would or is reasonably likely to, in the opinion of Borrower’s counsel, adversely affect the attorney-client privilege between Borrower and its counsel, (b) attendance at such meeting could result in a conflict of interest between Agent, Lenders, the Board Observer or their respective affiliates or representatives, on the one hand, and Borrower or its affiliates or representatives on the other concerning the financing transaction between Borrower, Agent and Lenders or other matters involving Lenders or their affiliates, (c) pursuant to the terms of a bona fide confidentiality agreement entered into by Borrower in good faith, Borrower is restricted from providing information relating thereto to Agent, Lenders or other third parties, (d) there is an executive session at any such meeting and the board of directors of Borrower requests that the Board Observer be excluded from such executive session; provided, however, that clause (d) shall not prevent the Board Observer from attending any portion of such executive session relating to corporate strategy matters, including but not limited to financing, strategic acquisition and IPO matters, or (e) the Company’s board of directors determines in good faith attendance at such meeting (including an executive session relating to corporate strategy matters, including but not limited to financing, strategic acquisition and IPO matters) could result in a breach of its fiduciary duties under any applicable Requirement of Law. The rights set forth in this Section 6.12 will terminate upon the earliest to occur of (A) payment in full of the Obligations, (B) the consummation of a Change of Control or (C) the consummation of an

IPO. Prior to attending any board meetings or receiving any materials relating thereto, Lenders shall cause the Board Observer to execute a confidentiality agreement with Mavenir and/or for the express and enforceable benefit of Mavenir having a term extending one (1) year beyond the Maturity Date or earlier full repayment of the Loan, and otherwise on substantially similar terms to that certain Non-Disclosure Agreement, dated as of July 18, 2012, by and between Silver Lake Waterman Management Company, L.L.C. and Mavenir.

Section 6.13. Intellectual Property. Borrower shall cause all material Intellectual Property now owned or hereafter developed or acquired by Borrower and its Subsidiaries, including but not limited to all Intellectual Property related to VoLTE, RCS and IMSCore (except for (i) Intellectual Property that constitutes Excluded Property and (ii) Intellectual Property owned by Holdings (fka Airwide Solutions, Inc.) or any of its direct or indirect Subsidiaries at the time Holdings was acquired by Mavenir), to be owned by Borrower, and shall, upon Agent’s reasonable request, promptly provide Agent a list of any applications or registrations of Intellectual Property rights of Borrower and its Subsidiaries, including the dates of such filings and the application or registration numbers, if any. Notwithstanding the foregoing, Borrower may elect to add as a “Borrower” under this Agreement any Subsidiary of Borrower that owns material Intellectual Property and in connection therewith shall take all such action as may be reasonably required by Agent and Lenders to cause each such Subsidiary to become a “Borrower” under the Transaction Documents and grant a continuing pledge and security interest in and to the assets (as defined as “Collateral” herein and described on Exhibit B hereto) of such Subsidiary. Borrower shall execute and deliver any instruments and documents as Agent shall reasonably request to maintain the perfection and priority of Agent’s security interest, on behalf of all Lenders, in Borrower’s Intellectual Property Collateral.

Section 6.14. Additional Borrowers or Guarantors. At Agent’s or any Lender’s request, Borrower shall take all such action as may be reasonably required by Agent or any Lender to cause any Subsidiary of Borrower that is material, or which owns assets which individually or in the aggregate are, based on Agent’s or Lender’s good faith business judgment, material to the business of Borrower and its Subsidiaries, to (a) become a “Borrower” or “Guarantor” under this Agreement and any other Transaction Document, and in connection therewith to (b) grant a continuing pledge and security interest in and to the assets (as defined as “Collateral” herein and described on Exhibit B hereto) of such Subsidiary; provided, however, that as a condition to clause (b) above, so long as the SVB Loan Documents remain in effect, Borrower shall cause or have caused such Subsidiary to pledge and grant a prior and superior lien on its assets in favor of Silicon Valley Bank.

Article 7. NEGATIVE COVENANTS.

While any Obligations or unfunded amount of the Total Commitment remain outstanding:

Section 7.01. Liens. Borrower shall not (i) in any way create or permit to exist any Lien with respect to any of its or its Subsidiaries’ property, except for Permitted Liens; (ii) enter into or permit to exist any agreement that restricts the ability of Borrower or such Subsidiary to grant a Lien to Agent or Lenders in any of Borrower’s or such Subsidiary’s property (other than (A) restrictions that would be unenforceable or ineffective pursuant to Section 9-408 of the Code or the Uniform Commercial Code as adopted in any other applicable jurisdiction, (B) restrictions in agreements governing property subject to a Lien that is otherwise permitted pursuant to clause (vi) or clause (vii) of the definition of Permitted Lien, (C) restrictions contained in the SVB Loan Documents, (D) restrictions in agreements governing Excluded Property, and (E) as otherwise permitted in the definition of “Permitted Liens” herein); or (iii) register any copyrights with the United States Copyright Office unless Borrower has given Agent thirty (30) days prior written notice and made arrangements to file a notice of Agent’s security interest in such copyrights as promptly as possible after such registration.

Section 7.02. Transfers. Borrower shall not sell, transfer, assign, pledge, collaterally assign, exchange, or otherwise dispose of (collectively, a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers: (i) of inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) of worn-out, unneeded or obsolete equipment; (iv) in connection with Permitted Liens and Permitted Investments; (v) of Demonstration Systems to customers or prospective customers in the ordinary course of business; (vi) of property from one Borrower to another Borrower; (vii) Transfers of cash collateral used to secure letters of credit or as security deposits under leases provided that any Liens on such cash collateral constitute Permitted Liens; or (viii) other Transfers of property having a book value not exceeding $100,000.

Section 7.03. Change of Control. Without the prior written consent of Agent and the Lenders, there shall not occur any transaction or series of transactions, whether by merger, consolidation, sale of stock or otherwise, pursuant to which the holders of Borrower’s voting Equity Securities prior to the transaction or series of transaction do not hold at least 50% of the voting power of Borrower or any resulting Person after such transaction or transactions, or through the sale of all or substantially all of its assets (a “Change of Control”), unless (i) the Obligations are assumed or unconditionally guaranteed in a manner satisfactory to Agent and the Lenders by a Person which is the ultimate parent entity (the “Acquirer”) of the acquiring person and (ii) the Acquirer is a creditworthy entity (as determined by Agent in its sole discretion). Notwithstanding the foregoing, a Change of Control shall not include (a) a sale of Equity Securities to venture capital investors, provided that Borrower identifies to Agent the venture capital investors prior to the closing of the transaction and provides to Agent a description of the material terms of the transaction, or (b) an IPO.

Section 7.04. Distributions. Without the prior written consent of Agent and the Lenders, Borrower shall not (i) pay any dividends or make any distributions on its Equity Securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements either (1) by the cancellation of Indebtedness or (2) in an aggregate amount not to exceed $100,000 in any fiscal year); (iii) return any capital to any holder of its Equity Securities as such; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (v) set apart any sum for any such purpose; provided, however, Borrower may (a) convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, and (b) declare dividends payable solely in common stock and make cash payments in lieu of the issuance of fractional shares upon the conversion of convertible securities. Borrower shall not suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower other than Permitted Liens and other agreements entered into in the ordinary course of business where such restrictions relate to the subject matter of such agreements.

Section 7.05. Indebtedness. Borrower shall not, and shall not permit its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.

Section 7.06. Investments. Borrower shall not, and shall not permit its Subsidiaries to, directly or indirectly acquire or own, or make any Investment in or to, any Person (including a Subsidiary) other than Permitted Investments.

Section 7.07. Transactions with Affiliates. Borrower shall not, and shall not permit its Subsidiaries to, directly or indirectly enter into or permit to exist any material transaction with any Affiliate, except for transactions that are in the ordinary course of such Person’s business, upon fair and reasonable terms that are no less favorable to Borrower, or such Subsidiary, than would be obtained in an arms’ length transaction with a non affiliated Person; provided that the foregoing restriction shall not apply to (i) any transaction between Borrower and any of its Subsidiaries or between any Subsidiaries that is not otherwise prohibited by this Agreement, (ii) reasonable and customary fees paid to members of the board of directors of Borrower and its Subsidiaries, and (iii) compensation arrangements and benefit plans for officers and other employees of Borrower and its Subsidiaries entered into or maintained in the ordinary course of business.

Section 7.08. Indebtedness Payments. Borrower shall not (i) prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money or any lease obligations (other than (A) amounts voluntarily prepaid against the Silicon Valley Bank Indebtedness or otherwise paid in accordance with the provisions of the SVB Loan Documents; provided that any Silicon Valley Bank Indebtedness constituting term loans arising under that certain Subordinated Loan and Security Agreement, dated as of October 18, 2012, by and between Borrower and Silicon Valley Bank, as amended, once repaid, may not be reborrowed, (B) amounts due or permitted to be prepaid under this Agreement or any intercreditor agreement related to such Indebtedness or (C) the conversion of convertible debt securities into equity securities and in connection therewith cash payments in lieu of issuing fractional shares), (ii) amend, modify or otherwise change the terms of any Indebtedness (other than the Loan) or capital lease obligations so as to accelerate the scheduled repayment thereof or (iii) repay any Indebtedness to officers, directors or shareholders. Notwithstanding the foregoing, Borrower shall not be restricted from making any payments in connection with Intercompany Investments.

Section 7.09. Accounts. Borrower shall not maintain any deposit accounts or securities accounts except (i) accounts with respect to which Agent has obtained a control agreement with the bank or other financial institution sufficient to perfect a security interest in such deposit accounts or securities accounts, (ii) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Agent by Borrower as such, (iii) Mavenir’s deposit account with Comerica Bank set forth on the Perfection and Disclosure Certificate that receives customer payments, provided that such funds are promptly (and in any event within one (1) Business Day after the funds are available) transferred to an account described in clause (i) above, and (iv) Mavenir’s deposit account with HSBC Canada set forth on the Perfection and Disclosure Certificate that Borrower intends to close promptly after the Closing Date, provided that such account shall at no time contain funds in excess of $7,000.

Section 7.10. Line of Business. Borrower shall not, and shall not permit its Subsidiaries to, engage in any line of business other than the lines of business of Borrower and its Subsidiaries existing on the date hereof, together with lines of business reasonably related, complimentary or ancillary thereto.

Article 8. PRESERVATION OF COLLATERAL.

Should Borrower fail or refuse to make any payment, perform or observe any other covenant, condition or obligation, or take any other action which Borrower is obligated under any Transaction Document to make, perform, observe, take or do at the time or in the manner provided in any Transaction Document, then at Agent’s sole and absolute discretion, without notice to or demand upon Borrower and without releasing Borrower from any obligation, covenant or condition in any Transaction Document, Agent may make, perform, observe, take or do the same in such manner and to such extent as Agent may deem necessary to protect its security interest in or the value of the Collateral. In furtherance of the foregoing rights, Borrower does hereby irrevocably appoint Agent (which appointment is coupled with an interest), the true and lawful attorney-in-fact of Borrower with full power of substitution, for it and in its name (i) to perform (but Agent shall not be obligated to and shall incur no liability to Borrower or any third party for failure to perform) any act which Borrower is obligated by this Agreement to perform, (ii) to ask, demand, collect, receive, receipt for, sue for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 3.01 with full power to settle, adjust or compromise any claim thereunder as fully as if Agent were Borrower itself, (iii) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Agent’s possession or under Agent’s control, (iv) to make all demands, consents and waivers, or take any other action with respect to, the Collateral, (v) in Agent’s discretion, to file any claim or take any other action or institute proceedings, either in its own name or in the name of Borrower or otherwise, which Agent may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Agent in and to the Collateral, and (vi) to otherwise act with respect thereto as though Agent were the outright owner of the Collateral; provided, however, that the power of attorney herein granted shall be exercisable only upon the occurrence and during the continuation of an Event of Default. Borrower agrees to reimburse Agent upon demand for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, which Agent may incur while acting as Borrower’s attorney in fact or otherwise under this Article 8, all of which costs and expenses are included within the Obligations.

Article 9. EVENTS OF DEFAULT.

Section 9.01. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under the Transaction Documents:

(a)	Failure to Pay. Borrower shall fail to pay when due any principal, interest or other payment required under the terms of this Agreement or any other Transaction Document on the date due and such payment shall not have been made within three (3) Business Days of the due date; provided that no Event of Default under this Section 9.01(a) shall occur as a result of the failure by Lender to timely debit Borrower’s account for any such payments of principal and/or interest; or

(b)	Breaches of Other Covenants. Borrower or any of its Subsidiaries shall fail to perform or observe (i) any of the covenants or agreements contained in Sections 6.03, 6.05, or 6.10 or Article 7 hereof or (ii) any other covenant, or agreement contained in any Transaction Document (other than the other Events of Default specified in this Article 9) and such failure remains unremedied for ten (10) days from the earlier of (x) the date on which the Agent has given the Borrower written notice of such failure and (y) the date on which the Borrower knew or should have known of such failure; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period of time (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but the Loan shall not be made during such cure period). Cure periods provided under clause (ii) of this section shall not apply to the covenant set forth in clause (i) of this section; or

(c)	Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Borrower to Agent in writing in connection with this Agreement or any of the other Transaction Documents, or as an inducement to Agent or Lenders to enter into the Transaction Documents, shall be false or misleading in any material respect when made or furnished; or

(d)	Other Payment Obligations. Borrower or any of its Subsidiaries shall (i)(a) fail to make any payment when due under the terms of any Indebtedness to be paid by such Person (excluding this Agreement and the other Transaction Documents but including any other Indebtedness of Borrower or any of its Subsidiaries to Agent or any Lender) and such failure shall continue beyond any period of grace provided with respect thereto, or (b) shall default in the observance or performance of any other agreement, term or condition contained in any such Indebtedness, and the effect of such failure or default under (a) or (b) above is to cause, or permit the holder or holders thereof to cause Indebtedness in an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) or more to become due prior to its stated date of maturity, or (ii) default under any material agreement that could have a material adverse effect, on Borrower’s or Guarantor’s business, taken as a whole; provided, however, that the Event of Default under this 9.04(d) caused by the occurrence of a breach or default under such other agreement shall be cured or waived for purposes of this Agreement upon Agent receiving written notice from the party asserting such breach or default of such cure or waiver of the breach or default under such other agreement, if at the time of such cure or waiver under such other agreement (x) Agent or the Lenders have not declared an Event of Default under this Agreement in writing; (y) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any other Transaction Document; and (z) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith business judgment of Agent and the Lenders be materially less advantageous to Borrower or any Guarantor; or

(e)	RESERVED.

(f)

Voluntary Bankruptcy or Insolvency Proceedings. Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its obligations generally as they come due or otherwise become insolvent, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part or be subject to a distressed sale, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of affecting any of the foregoing; or

(g)	Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

(h)	Judgments. A final judgment or order for the payment of money in excess of Five Hundred Thousand Dollars ($500,000) (that is not covered by insurance) shall be rendered against Borrower or any of its Subsidiaries and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of Borrower or any of its Subsidiaries and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or

(i)	Transaction Documents. Any Transaction Document or any material term thereof shall cease to be, or be asserted by Borrower not to be, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms or if, after Agent has properly filed financing statements and continuation statements, as necessary, and obtained control agreements, the Liens of Agent in the Collateral shall, through no fault or action of Agent or Lenders, cease to be or shall not be valid, perfected Liens subject only to Permitted Liens or any other party to any subordination or intercreditor agreements entered into by Lenders or Borrower shall assert that such Liens are not valid, perfected Liens or shall assert that the terms of subordination are not valid.

(j)	Material Adverse Effect. An event shall occur or a condition shall exist that constitutes a Material Adverse Effect.

Article 10. AGENT’S RIGHTS AND REMEDIES

Section 10.01. Rights of Agent upon Default. Upon the occurrence and during the existence of any Event of Default (other than an Event of Default referred to in Sections 9.01(f) and 9.01(g)) and at any time thereafter during the continuance of such Event of Default, Agent and the Lenders may, by written notice to Borrower, declare all outstanding Obligations, including, without limitation, the obligation to make each payment scheduled to be made under each subsection of Section 2.02, payable by Borrower hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 9.01(f) and 9.01(g), immediately and without notice, all outstanding Obligations, including, without limitation, the noncancelable obligation to make each payment scheduled to be made under each subsection of Section 2.02, payable by Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding.

Section 10.02. Rights Regarding Collateral. Borrower agrees that when any Event of Default has occurred and is continuing, Lenders or Agent, on behalf of Lenders, shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limiting the foregoing, Lenders or Agent may, at the election of Lenders, exercise any one or more or all, and in any order, of the remedies herein set forth, including the following: (i) Agent or Lenders, personally or by agents or attorneys, shall have the right (subject to compliance with any applicable mandatory legal requirements) to require Borrower to assemble the Collateral and make it available to Agent at a place to be designated by Agent or to take immediate possession of the Collateral, or any portion thereof, and for that purpose may pursue the same wherever it may be found, and may enter any premises of Borrower, with or without notice, demand, process of law or legal procedure, to the extent permitted by applicable law, and search for, take possession of, remove, keep and store the same, or use and operate or lease the same until sold; (ii) Agent or Lenders may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession and either before or after taking possession, without instituting any legal proceedings whatsoever, having first given notice of such sale by registered or certified mail to Borrower once at least ten (10) days prior to the date of such sale, and having first given any other notice which may be required by law, sell and dispose of the Collateral, or any part thereof, at a private sale or at public auction, to the highest bidder, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as Lenders may determine, and at any place (whether or not it be the location of the Collateral or any part thereof) designated in the notice referred to above. Agent and its agents and any purchasers at or after foreclosure are hereby granted a non-exclusive, irrevocable, perpetual, fully paid, royalty-free license or other right, solely pursuant to the provisions of this Section 10.02, to use, without charge, Borrower’s intellectual property that remains embedded or contained in the Collateral, including without limitation, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, now or at any time hereafter owned or acquired by Borrower or in which Borrower now or at any time hereafter has any rights; provided, however, such license shall only be exercisable in connection with the disposition of Collateral upon Agent’s or Lenders’ exercise of their remedies hereunder. To the extent permitted by applicable law, any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further published notice, and Borrower, Agent, Lenders, or the holder or holders of the Note, or of any interest therein, may bid and become the purchaser at any such sale; and (iii) Agent or Lenders may proceed to protect and enforce this Agreement and the other Transaction Documents by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for any real property security or any part thereof, or for the recovery of judgment for the Obligations or for the enforcement of any other proper, legal or equitable remedy available under applicable law. With respect to any of Borrower’s owned premises, if any, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Agent’s or Lenders’ rights or remedies provided herein, at law, in equity, or otherwise.

Section 10.03. Agent’s Liability for Collateral. So long as Agent and the Lenders comply with their obligations, if any, under the Code and otherwise comply with reasonable banking practices regarding the safe keeping of the Collateral in the possession or under the control of Agent or Lenders, neither Agent nor Lenders shall in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral; (ii) any loss or damage thereto occurring or arising in any manner of fashion from any cause other than Agent’s or such Lender’s gross negligence or willful misconduct; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

Section 10.04. Application of Collateral Proceeds. The proceeds of the Collateral, or any part thereof, resulting from Agent’s or Lenders’ exercise of remedies hereunder (as well as any other amounts of any kind held by Agent at the time of, or received by Agent after, the occurrence of an Event of Default hereunder) shall be paid to and applied as follows: (i) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Agent or Lenders; (ii) Second, to the payment to Lenders pro rata in accordance with the Loan Percentages of the amounts then owing or unpaid on the Notes, including each payment scheduled to be made under Sections 2.02(b) and 2.02(c) of this Agreement; (iii) Third, to the payment of other amounts then payable to Agent or Lenders under any of the Transaction Documents; and (iv) Fourth, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same. In the event that, notwithstanding the foregoing, proceeds of the Collateral shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for and shall be promptly paid over to the other Lenders ratably for application to the payments of amounts due to the other Lenders.

Section 10.05. Reinstatement of Rights. If Agent and Lenders shall have proceeded to enforce any right under this Agreement or any other Transaction Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Agent and Lenders shall be restored to their former position and their rights hereunder with respect to the property subject to the security interest created under this Agreement shall be reinstated.

Section 10.06. Agency for Perfection. Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with the Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and Agent and each Lender hereby acknowledges that it holds possession or control of any such Collateral for the benefit of the Agent as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver possession or control of such Collateral to the Agent or in accordance with the Agent’s instructions. Borrower by its execution and delivery of this Agreement hereby consents to the foregoing.

Article 11. BORROWER LIABILITY.

Section 11.01. Borrower Liability. Any Borrower may, acting singly, request the Loan hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting the Loan hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay the Loan made hereunder, regardless of which Borrower actually receives said Loan, as if each Borrower hereunder directly received the Loan. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Agent or the Lenders to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Agent and the Lenders may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, so long as any Obligation remains outstanding, each Borrower irrevocably subordinates in priority and payment to the indefeasible repayment in full in cash of the Obligations all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Lenders and Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 11.01 shall be null and void. If any payment is made to a Borrower in contravention of this Section 11.01, such Borrower shall hold such payment in trust for Agent and the Lenders and such payment shall be promptly delivered to Agent and Lenders for application to the Obligations, whether matured or unmatured.

Article 12. MISCELLANEOUS.

Section 12.01. Modifications, Amendments or Waivers. The provisions of any Transaction Document may be modified, amended or waived only by a written instrument signed by the parties thereto.

Section 12.02. No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure of any party hereto in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder of Agent and the Lenders are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only in the specified instance and to the extent specifically set forth in such writing.

Section 12.03. Reimbursement. Borrower shall reimburse Agent and the Lenders for all costs and expenses, including without limitation, reasonable attorneys’ fees and disbursements expended or incurred in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (i) the negotiation, documentation, execution and delivery of this Agreement, the other Transaction Documents and the transactions contemplated hereby in an amount not to exceed $40,000 through and including the Closing Date, (ii) the amendment and enforcement of the Transaction Documents, including without limitation during any workout, attempted workout and/or in connection with the rendering of legal advice as to Agent’s or Lenders’ rights, remedies and obligations under the Transaction Documents, (iii) enforcing the Transaction Documents or collecting any sum which becomes due Agent or Lender under any Transaction Document, (iv) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (v) the protection, preservation or enforcement of any rights of Agent or Lenders. For the purpose of this section, attorneys’ fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery, (3) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (4) garnishment, levy, and debtor and third party examinations; and (5) post-judgment motions and proceedings of any kind, including without limitation, any activity taken to collect or enforce any judgment. All of the foregoing costs and expenses shall be payable by Borrower upon demand by Agent, and if not paid within thirty (30) days of presentation of invoices shall bear interest at the highest applicable Default Rate.

Section 12.04. Indemnification. Borrower shall indemnify, reimburse and hold Agent and the Lenders and their permitted assigns, each of Agent’s, Lenders’ or their permitted assigns’ members, and each of their respective successors, assigns, agents, officers, directors, shareholders, members, servants, agents and employees harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such indemnified party in connection therewith (including reasonable attorneys’ fees and expenses), fines, penalties (and other charges of applicable governmental authorities), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to Borrower’s property), or bodily injury to or death of any person (including any agent or employee of Borrower) (each, a “Claim”), directly or indirectly relating to or arising out of the use of the proceeds of the Loan, including the falsity of any representation or warranty of Borrower or Borrower’s failure to comply with the terms of this Agreement or any other Transaction Document; provided, however, that Borrower shall not indemnify Agent or any Lender for any liability incurred by such Person as a result of that Person’s gross negligence or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement. Upon Agent’s written demand, Borrower shall assume and diligently conduct, at its sole cost and expense, the entire defense of Agent or any Lender and its permitted assigns, each of Agent’s, Lenders’ or their permitted assigns’ members, and each of their respective successors, assigns, agents, officers, directors, shareholders, members, servants, agents and employees against any indemnified Claim described in this Section 12.04. Borrower shall not settle or compromise any Claim against or involving Agent or any Lender without first obtaining such Person’s written consent thereto, which consent shall not be unreasonably withheld. The obligations in this Section 12.04 shall survive payment of all other Obligations until all applicable statute of limitation periods with respect to actions that may be brought against Agent or Lenders have run. All amounts owing under this Section 12.04 shall be paid within thirty (30) days after written demand.

Section 12.05. Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LOAN AGREEMENT OR ANYWHERE ELSE, NO PARTY TO THIS AGREEMENT SHALL SEEK FROM AGENT OR ANY OTHER PARTY TO THIS AGREEMENT UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

Section 12.06. Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall be in writing and shall be delivered by certified mail, postage prepaid, return receipt requested, by a nationally recognized overnight courier, by facsimile, by electronic mail or other means of electronic communication or personally delivered to the respective parties, as follows:

Borrower:	Agent:

MAVENIR SYSTEMS, INC.

MAVENIR HOLDINGS, INC.

MAVENIR SYSTEMS IP HOLDINGS, LLC

1700 International Parkway, Suite 200

Richardson, TX 75081

Telephone: 469-919-4393

Fax: 469-916-4397

Email: sam@mavenir.com

Attention: Sam Garrett, General Counsel

SILVER LAKE WATERMAN FUND, L.P 2775 Sand Hill Road, Suite 100 Menlo Park, CA 94024 Telephone: 415-525-8705 Fax: 415-956-8233 Email: SLWContracts@silverlake.com Attention: Contract Administration

With a copy to :

ANDREWS KURTH LLP

111 Congress Avenue, Suite 1700

Austin, TX 78701

Telephone : 512-320-9229

Fax : 512-542-5219

Email : alanbickerstaff@andrewskurth.com

Attention : Alan Bickerstaff

or in accordance with any subsequent written direction from either party to the other. All such notices and other communications shall be effective, (i) in the case of delivery by messenger or overnight delivery service, when left at the appropriate address; (ii) in the case of facsimile transmission, upon the sender’s receipt of electronic confirmation of receipt; (iii) in the case of electronic mail, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (iv) in all other cases, upon actual receipt however evidenced.

Section 12.07. Lenders and Allocations of Loan. Notwithstanding anything herein to the contrary, each Lender severally commits to make such Lender’s Loan Percentage of the Loan. No Lender shall have liability for the commitment to make loans of any other Lender. Borrower agrees that by notice to Borrower, Agent or a Lender may reallocate the Loan Percentages among the Lenders or among the Lenders and other investment funds affiliated with Agent or a Lender. Whether or not specified in any provision of this Agreement, all references to Agent in this Agreement shall mean Agent for the benefit of the Lenders unless the context otherwise requires.

Section 12.08. Severability. If any provision of any Transaction Document is held invalid or unenforceable to any extent or in any application, the remainder of such Transaction Document and all other Transaction Documents, or the application of such provision to different Persons or circumstances or in different jurisdictions, shall not be affected thereby.

Section 12.09. Reliance by Agent and the Lenders. All covenants, agreements, representations and warranties made herein by Borrower shall be deemed to be material to and have been relied upon by Agent and the Lenders, notwithstanding investigation by Agent.

Section 12.10. No Set-Offs by Borrower. All sums payable by Borrower pursuant to this Agreement or any of the other Transaction Documents shall be payable without notice or demand and shall be payable without set-off or deduction in any manner whatsoever.

Section 12.11. Survival. All representations, warranties, covenants and agreements of Borrower contained herein or made in writing in connection herewith shall survive the execution and delivery of the Transaction Documents, the making of the Loan hereunder, the granting of security and the issuance of the Notes.

Section 12.12. Confidentiality. Agent and the Lenders agree to hold non-public information received in confidence and shall not disclose such information to third parties except to their employees, members, partners or the partners of its affiliated investment funds, their lenders, and professional advisors to the foregoing, including attorneys and accountants, and others under a similar duty of confidentiality, and as Agent may deem necessary in its reasonable judgment to satisfy its legal obligations or to enforce Agent’s or Lenders’ rights under any Transaction Document. Borrower acknowledges that Lenders may issue press releases, advertisements, and other promotional materials, either in print or on Lenders’ website(s), describing any successful outcome of services provided on Borrower’s behalf. Borrower agrees that Lenders shall have the right to identify Borrower by name and use Borrower’s corporate logo in those materials, solely for marketing purposes.

Section 12.13. Choice of Law and Venue; Jury Trial Waiver. THIS LOAN AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. BORROWER, AGENT AND THE LENDERS HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK. BORROWER, AGENT AND THE LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. Nothing in this Agreement shall be deemed to operate to preclude Agent and the Lenders from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Agent and the Lenders. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 12.06 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREINABOVE, AGENT AND THE LENDERS SHALL SPECIFICALLY HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH AGENT AND THE LENDERS DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE AGENT’S AND THE LENDERS’ RIGHTS AGAINST BORROWER OR ITS PROPERTY

Section 12.14. Successors and Assigns. This Agreement and the other Transaction Documents shall be binding upon and inure to the benefit of Agent and the Lenders, all future holders of the Note, Borrower and their respective successors and permitted assigns, except that Borrower may not assign or transfer its rights hereunder or thereunder or any interest herein or therein without the prior written consent of Agent. Agent or Lenders may grant a security interest or assign all or any portion of their rights hereunder and under one or more Notes, without the consent of Borrower, including to any of its affiliated investment funds or affiliated companies or to any one or more financial institutions or funds or companies or an agent or trustee for such financial institutions or funds or companies (an

“Assignee”) and may sell to any of its affiliated investment funds or affiliated companies or to any one or more financial institutions or funds or companies or an agent or trustee for such financial institutions or funds or companies (a “Participant”) participation interests in Agent’s or Lenders’ rights hereunder and under one or more Notes, provided, that in no event may Agent or Lenders assign any portion of their rights hereunder to a competitor of Borrower. Agent and the Lenders may disclose the Transaction Documents and any other financial or other information relating to Borrower or any Subsidiary to any potential Assignee or Participant, provided that such Assignee or Participant agrees to protect the confidentiality of such documents and information using the same measures that it uses to protect its own confidential information and otherwise conform to the requirements of Section 12.12.

Section 12.15. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

Section 12.16. Further Assurances. Borrower will, at its own expense and at Agent’s request, from time to time do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, transfers and assurances, and all financing and continuation statements and similar notices, reasonably necessary or proper for the perfection of the security interest being herein provided for in the Collateral, whether now owned or hereafter acquired.

Section 12.17. Entire Agreement. This Agreement and each of the other Transaction Documents, taken together, constitute and contain the entire agreement of Borrower, Agent and the Lenders and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

Section 12.18. Termination of Security Interest and Agreement. Upon the payment in full of all Obligations (other than inchoate indemnity obligations and obligations arising under the Warrant) and the termination of any commitment to make the Loan, this Agreement and the security interest granted herein shall terminate and all rights to the Collateral shall revert to Borrower; provided, however, that provisions set forth herein which, by their nature, are intended to be performed after such termination, shall survive the termination of this Agreement. Upon transmission of such payment and Agent’s or Lenders’ written verification to Borrower of receipt of such payment, which verification shall not be unreasonably delayed, withheld or conditioned, Agent and Lenders hereby authorize Borrower to file any UCC termination statements necessary to effect such termination and Agent and Lenders will return any Collateral in its possession to Borrower and will execute and deliver to Borrower any additional documents or instruments as Borrower shall reasonably request to evidence such termination.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

AGENT:		BORROWER:

SILVER LAKE WATERMAN FUND, L.P.,		MAVENIR SYSTEMS, INC.,
a Delaware limited partnership		a Delaware corporation

By:	SILVER LAKE TECHNOLOGY ASSOCIATES
WATERMAN, L.L.C.,
its General Partner

By:		By:	/s/ Terry Hungle
Name:		Name:	Terry Hungle
Title:		Title:	Chief Financial Officer

LENDERS:		BORROWER:

SILVER LAKE WATERMAN FUND, L.P.,		MAVENIR HOLDINGS, INC.,
a Delaware limited partnership		a Delaware corporation

By:	SILVER LAKE TECHNOLOGY ASSOCIATES
WATERMAN, L.L.C.,
its General Partner

By:		By:	/s/ Terry Hungle
Name:		Name:	Terry Hungle
Title:		Title:	Secretary and Chief Financial Officer

BORROWER:

MAVENIR SYSTEMS IP HOLDINGS, LLC,
a Delaware limited liability company

		By:	/s/ Terry Hungle
		Name:	Terry Hungle
		Title:	Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

AGENT:		BORROWER:

SILVER LAKE WATERMAN FUND, L.P.,		MAVENIR SYSTEMS, INC.,
a Delaware limited partnership		a Delaware corporation

By:	SILVER LAKE TECHNOLOGY ASSOCIATES
WATERMAN, L.L.C.,
its General Partner

By:	/s/ Richard Stubblefield	By:	/s/ Terry Hungle
Name:	Richard D. Stubblefield	Name:	Terry Hungle
Title:	Managing Director	Title:	Chief Financial Officer

LENDERS:		BORROWER:

SILVER LAKE WATERMAN FUND, L.P.,		MAVENIR HOLDINGS, INC.,
a Delaware limited partnership		a Delaware corporation

By:	SILVER LAKE TECHNOLOGY ASSOCIATES
WATERMAN, L.L.C.,
its General Partner

By:	/s/ Richard Stubblefield	By:	/s/ Terry Hungle
Name:	Richard D. Stubblefield	Name:	Terry Hungle
Title:	Managing Director	Title:	Secretary and Chief Financial Officer

BORROWER:

MAVENIR SYSTEMS IP HOLDINGS, LLC,
a Delaware limited liability company

		By:	/s/ Terry Hungle
		Name:	Terry Hungle
		Title:	Vice President

Schedule 1	Lenders
Schedule 2	Account Information

Exhibit A-	Form Secured Promissory Note
Exhibit B-	Collateral Description
Exhibit C-	Form Opinion of Counsel
Exhibit D-	Form Compliance Certificate
Exhibit E-	Form Incumbency Certificate
Exhibit F-	Form Notice of Advance Request
Exhibit G-	Form Perfection and Disclosure Certificate
Exhibit H-	Form Warrant
Exhibit I-	Form ACH Authorization
Exhibit J-	Form SBA Documents

SCHEDULE I

Lenders	Loan Percentage
SILVER LAKE WATERMAN FUND, L.P.	100%

SCHEDULE 2

Account for Disbursements to Borrower:

Credit:	MAVENIR SYSTEMS, INC.
Bank Name:	Silicon Valley Bank
Bank Address:	3003 Tasman Drive
Santa Clara, CA 95054
Account Number:	##############
ABA Routing Number:	##############
Reference:	SILVER LAKE WATERMAN FUND, L.P. Loan

All regularly scheduled payments due to Agent and Lenders shall be effected by automatic debit of the appropriate funds from Borrower’s Primary Operating Account set forth below:

Account Holder:	MAVENIR SYSTEMS, INC.
Bank Name:	Silicon Valley Bank
Bank Address:	3003 Tasman Drive
Santa Clara, CA 95054
Account Number:	##############
ABA Routing Number:	##############
Reference:	Mavenir Systems, Inc.

All payments to Agent and Lenders other than regularly scheduled payments may be made via wire transfer as follows:

Wire Transfer Payment

Credit:	SILVER LAKE WATERMAN FUND, L.P.
Bank Name:	Silicon Valley Bank
Bank Address:	3003 Tasman Drive
Santa Clara, CA 95054
Account Number:	##############
ABA Routing Number:	##############
Reference:	____________________

EXHIBIT A

SECURED PROMISSORY NOTE

(Growth Capital Loan)

$15,000,000	Dated: , 2013

FOR VALUE RECEIVED, the undersigned, MA VENIR SYSTEMS, INC., a Delaware corporation (“Mavenir”), and MAVENIR HOLDINGS, INC., a Delaware corporation (“Holdings”) and MAVENIR SYSTEMS IP HOLDINGS, LLC, a Delaware limited liability company (together with Mavenir and Holdings, individually and collectively, jointly and severally, the “Borrower”), HEREBY PROMISES TO PAY to the order of SILVER LAKE WATERMAN FUND, L.P. (“Lender”) the principal amount of Fifteen Million Dollars ($15,000,000.00) advanced to Borrower pursuant to the Loan and Security Agreement referred to below (as amended, restated or otherwise modified from time to time, the “Loan Agreement”), plus all other payments arising under Section 2.02 (excluding the portion of the payments representing the principal amounts) of the Loan Agreement with respect to such Loan, on the dates and in the amounts set forth in the Loan Agreement. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Loan Agreement.

The interest rate per annum for the Loan evidenced by this Note determined in accordance with the Loan Agreement is 12%. All payments due under this Note or under the Loan Agreement shall be payable as and when specified in the Loan Agreement.

This Note is one of the notes referred to in, and is entitled to the benefits of, the Loan and Security Agreement, dated as of June             , 2013 among Borrower, Agent and the Lenders. This Note and the obligation of Borrower to repay the unpaid principal amount of the Loan, interest on the Loan, premium, if any, and all other amounts due Agent and Lenders under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Agent or any Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

MAVENIR SYSTEMS, INC.,
a Delaware corporation

By:
Name:
Title:

MAVENIR HOLDINGS, INC., a Delaware corporation

By:

Name:
Title:

MAVENIR SYSTEMS IP HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT B

COLLATERAL DESCRIPTION

The Collateral consists of all right, title and interest in and to the following property, whether now existing or hereafter acquired:

All accounts, chattel paper, commercial tort claims listed on any Attachment 1 hereto, deposit accounts and cash, documents, equipment, general intangibles, goods, instruments, inventory, investment property, letter-of-credit rights, and, to the extent not otherwise included, all proceeds and products of any and all of the foregoing. Each of the foregoing terms defined in the Uniform Commercial Code of the State of New York shall have the respective meanings given to such terms therein.

Notwithstanding the foregoing, the Collateral does not include the Excluded Property.

Attachment 1

Commercial Tort Claims

[None.]

EXHIBIT C

OPINIONS

1. Borrower is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and Mavenir and Holdings are duly qualified to do business and in good standing in the State of Texas.

2. Borrower has the requisite corporate power and authority to execute, deliver and perform the Transaction Documents and to issue the Warrant. All action on the part of Borrower, its directors and its shareholders necessary for the authorization, execution, delivery and performance of the Transaction Documents, has been taken. The Transaction Documents have been duly executed and delivered by an authorized officer of Borrower.

3. The execution, delivery and performance of the Transaction Documents do not conflict with or violate any provision of Borrower’s Certificate of Incorporation or Bylaws or of applicable law and, to the best of our knowledge, do not conflict with or constitute a default under any provision of any judgment, writ, decree, order or material agreement, indenture, or instrument to which Borrower is a party or by which it is bound.

4. The Transaction Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms. Except for filings which are necessary to perfect the security interests granted under certain of the Transaction Documents and such other filings, authorizations or approvals as are specifically contemplated by the Transaction Documents, to our knowledge, no filing need be made with any governmental authority with respect to the Transaction Documents.

5. The Common Stock issuable upon exercise of the Warrant have been duly authorized and reserved for issuance upon such exercise, and when issued in accordance with the terms of the Warrant, will be duly authorized, validly issued, fully paid and non-assessable.

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

The undersigned, to induce Silver Lake Waterman Fund, L.P. (“Agent”) and the Lenders to extend or continue financial accommodations to Mavenir Systems, Inc., Delaware corporation (“Mavenir”), and Mavenir Holdings, Inc., a Delaware corporation (together with Mavenir, individually and collectively, jointly and severally, the “Borrower”), pursuant to the terms of that certain Loan and Security Agreement dated                    , 2013 (the “Loan Agreement”), hereby certifies that on the date hereof:

1.	I am a duly elected and authorized officer of Borrower.

2.	The information submitted herewith is in fact what it purports to be, and all financial statements have been prepared in accordance with GAAP consistently applied from one period to the next, except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end adjustments.

3.	The information delivered herewith is true, correct and complete.

4.	Borrower is currently able to meet its obligations as they come due.

5.	All representations and warranties in the Loan Agreement are true and correct in all material respects on this date except as noted below; provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

6.	I understand that Agent and Lenders are relying upon the truthfulness, accuracy and completeness hereof in connection with the Loan Agreement.

7.	I will advise you if it comes to my attention that, as of the date hereof, the information submitted herewith was not in fact true, correct and complete.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate on                     , 20    .

MAVENIR SYSTEMS, INC.

By:
Name:
Title:.

MAVENIR HOLDINGS, INC.

By:
Name:
Title:

MAVENIR SYSTEMS IP HOLDINGS, LLC

By:
Name:
Title:

EXHIBIT E

INCUMBENCY CERTIFICATE

The undersigned,                     , hereby certifies on behalf of the Company (defined below) that:

1. He/She is the duly elected and acting                     of                     , a Delaware corporation (the “Company”).

2. That on the date hereof, each person listed below holds the office in the Company indicated opposite his or her name and that the signature appearing thereon is the genuine signature of each such person:

NAME	OFFICE	SIGNATURE

3. Attached hereto as Exhibit A is a true and correct copy of the Certificate of Incorporation of the Company, as amended, as in effect as of the date hereof.

4. Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Company, as amended, as in effect as of the date hereof.

5. Attached hereto as Exhibit C is a copy of the resolutions of the Board of Directors of the Company authorizing and approving the Company’s execution, delivery and performance of a loan facility with Silver Lake Waterman Fund, L.P.

IN WITNESS WHEREOF, the undersigned has executed this Incumbency Certificate on                    , 2013.

By:
Name:
Title:

I, the                      of the Company, do hereby certify that                      is the duly qualified, elected and acting                      of the Company and that the above signature is his or her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Incumbency Certificate on                     , 2013.

By:
Name:
Title:

EXHIBIT F

NOTICE OF ADVANCE REOUEST

                    , 2013

Silver Lake Waterman Fund, L.P.

2775 Sand Hill Road, Suite 100

Menlo Park, CA 94024

Attn.: Contract Administration

Contract Administration:

Reference is made to the Loan and Security Agreement dated as of the date hereof (as it may be amended from time to time, the “Loan Agreement,” initially capitalized terms used herein have the meanings ascribed therein), among Silver Lake Waterman Fund, L.P., as agent for the Lenders identified on Schedule 1 thereto, the Lenders, Mavenir Systems, Inc. (the “Company”) and Mavenir Holdings, Inc.

The undersigned is the                     of the Company, and hereby irrevocably requests an Advance under the Loan Agreement and in that connection certifies as follows:

1. The amount of the proposed Advance is $15,000,000, and will be advanced on                     .

2. As of this date, no Event of Default, or event which with notice or the passage of time would constitute an Event of Default, has occurred and is continuing, or will result from the making of the proposed Advance, and the representations and warranties of the Company contained in Article 5 of the Loan Agreement are true and correct in all material respects, except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

3. No event that could reasonably be expected to have a material adverse effect on the ability of Borrower to fulfill its obligations under the Loan Agreement has occurred since the date of the most recent financial statements, submitted to you by the Company.

The Company agrees to notify you promptly before the funding of the Advance if any of the matters to which I have certified above shall not be true and correct on the Funding Date.

Very truly yours,

MAVENIR SYSTEMS, INC.

By:
Name:
Title:

EXHIBIT G

FORM OF PERFECTION AND DISCLOSURE CERTIFICATE

PERFECTION AND DISCLOSURE CERTIFICATE

OF

MAVENIR SYSTEMS, INC.

The undersigned, Terry Hungle, Chief Financial Officer of MAVENIR SYSTEMS, INC. (“Mavenir”) and MAVENIR HOLDINGS, INC. (“Holdings”), and Treasurer and Vice President of MAVENIR SYSTEMS IP HOLDINGS, LLC (“Mavenir IP”, and together with Mavenir and Holdings, the “Company”) hereby certifies as of June 4, 2013 with reference to the Loan and Security Agreement dated as of June 4, 2013 (the “Loan Agreement”), among the Company, SILVER LAKE WATERMAN, L.P., as agent (“Agent”), and the Lenders named therein (capitalized terms defined in the Loan Agreement being used herein as therein defined), to the Agent as follows (for purposes of this Perfection and Disclosure Certificate:

1.	Names and Identifying Information.

(a)	The exact legal name of the Company as it appears in its articles or certificate of incorporation, as amended to date, is as follows:

Mavenir Systems, Inc.

Mavenir Holdings, Inc.

Mavenir Systems IP Holdings, LLC

(b)	The following is a list of all other names (including trade names or similar appellations) used by the Company, or any of its divisions or other business units, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years together with the dates such names were used:

Mavenir Holdings, Inc. was formerly known as Airwide Solutions, Inc. prior to May 26,2011.

(c)	The following is a list of all subsidiaries of the Company (whether wholly owned, or where the Company has a controlling or majority interest):

Mavenir Systems North America Ltd., Mavenir Systems (Shanghai) Co., Ltd., Mavenir Systems Private Limited, Mavenir Systems Holdings Ltd., Mavenir Systems Oy, Mavenir Systems S.L., Mavenir Systems Pte. Ltd., Mavenir Systems UK Ltd., Mavenir Systems Australia Pty. Limited, Mavenir Systems (Malaysia) Sdn. Bhd., Airwide Solutions India Private Limited, Mavenir Systems d.o.o., Mavenir Systems GmbH, Mavenir Holdings (MA), LLC, Mavenir Systems Czech Republic S.r.o. *, Mavenir Systems Netherlands B.V. *, Mavenir Systems Austria GmbH*

*	Denotes entities which may be acquired or formed prior to or following closing.

(d)	The following is the type of organization of the Company:

Mavenir Systems, Inc. is a corporation.

Mavenir Holdings, Inc. is a corporation.

Mavenir Systems IP Holdings, LLC is a limited liability company.

(e)	The jurisdiction of organization of the Company is as follows:

Delaware

(f)	The following is the Company’s state issued organizational identification number, if any:

Mavenir Systems, Inc. - 4134477

Mavenir Holdings, Inc. - 3291167

Mavenir Systems IP Holdings, LLC - 5221005

(g)	The Company’s federal taxpayer identification number is:

Mavenir Systems, Inc. - 61-1489105

Mavenir Holdings, Inc. - 98-0346517

Mavenir Systems IP Holdings, LLC - 46-1398662

(i)	Attached hereto as Schedule A is the information required above for any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five (5) years.

2.	Bank and Securities Accounts. The Company currently maintains its bank and investment accounts at:

(b)	Bank Accounts –

Depository Bank	Bank Address	Type of Account	Acct. No.
Mavenir Systems, Inc
Silicon Valley Bank	14185 Dallas Parkway	DDA	##############
Dallas, Tx
Comerica Bank	1717 Main Street	DDA, CD	##############
Dallas, Texas
Mavenir Holdings, Inc
Silicon Valley Bank	14185 Dallas Parkway	DDA	##############
Dallas, Texas
HSBC Canada	1500-582 Chemin De	DDA	##############
Touraine, Boucheville
Quebec, Canada

(b)	Securities Accounts –

Financial Institution	Address	Type of Account	Acct. No.

2

3.	Current Locations.

(a)	The following is the mailing address of the Company:

Mailing Address	City	State
1700 International Parkway, Suite 200	Richardson,	Texas 75081

(b)	If different from its mailing address, the Company’s place of business, or if more than one, its chief executive office is located at the following address:

Mailing Address	City	State

above

(c)	If different from the addresses set forth in subparagraphs (a) and (b) above, the following are all other locations in which the Company maintains any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods:

Mailing Address	City	State

above

(d)	If different from the addresses set forth in subparagraphs (a), (b) or (c) above, the following are all places of business of the Company and/or locations maintained by the Company where any Collateral consisting of equipment and/or inventory are located:

Mailing Address	City	State

above

(e)	The following are the names and addresses of all persons or entities other than the Company (such as lessees, bailees, consignees, warehousemen, or purchasers of chattel paper), which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment and the nature of such party’s possession (such as lessee, bailee, consignee, warehouseman, purchaser of chattel paper, or other):

3

Name	Mailing Address	City	State	Nature of Possession

none

4.	Prior Locations. (a) Set forth below is the information required by subparagraphs (a), (b), (c) and (d) of paragraph 3 with respect to each location or place of business previously maintained by the Company at any time during the past five (5) years in a state in which the Company has previously maintained a location or place of business:

Mailing Address	City	State
1651 N. Glenville Dr., Suite 216, Richardson,		TX 75081

(b)	Set forth below is the information required by subparagraph (e) of paragraph 3 with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of instruments, chattel paper, inventory or equipment has been previously held at any time during the past twelve months:

Name	Mailing Address	City	State	Nature of Possession

None

5.	Fixtures. Attached hereto as Schedule B is the information required by U.C.C. §9-502(b) or former U.C.C. §9-402(5) of each state in which any of the Collateral consisting of fixtures are or are to be located and the name and address of each real estate recording office where a mortgage on the real estate on which such fixtures are or are to be located would be recorded.

None

6.	No Unusual Transactions. Except for those purchases, acquisitions, and other transactions as set forth in Schedule A or Schedule B attached hereto, all of the Collateral has been originated by the Company in the ordinary course of the Company’s business or consists of goods which have been acquired by the Company in the ordinary course from a person in the business of selling goods of that kind.

7.	Litigation. Actions or proceedings pending or threatened in writing by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change: Eon Corp. IP Holdings, LLC v. Sensus USA, Inc. et al.: IP infringement suit filed by patent troll in September 2010; 16 current defendants, including Cisco, Motorola and Sprint; trial is currently scheduled for June 2014.

8.	Commercial Tort Claims. The following is a brief written description of each commercial tort claim held by the Company: None

4

9.	Indebtedness. The following is a listing of all existing Indebtedness of Borrower and its Subsidiaries:

Silicon Valley Bank Indebtedness as of May 15, 2013 Total is $25,000,000, supported by guarantees from various Subsidiaries.

Intercompany Indebtedness owed by one or more Borrowers or Subsidiaries to one or more other Borrowers or Subsidiaries. Balances as of March 31, 2013 are reflected in the attached worksheet.

10.	Investments. The following is a listing of all existing Investments (including loans to third parties) of Borrower and its Subsidiaries:

Equity Securities issued by the Subsidiaries of Borrower and its Subsidiaries.

Intercompany Indebtedness owed by one or more Borrowers or Subsidiaries to one or more other Borrowers of Subsidiaries.

11.	Liens. The following is a listing of all existing Liens of Borrower and its Subsidiaries:

Liens securing the Silicon Valley Bank Indebtedness and other Permitted Liens.

12.	Capitalization. The following table sets forth Borrower’s equity capitalization as of the date specified:

Current as of June 3, 2013: See attached schedule.

Class or Series of Stock	Authorized	Outstanding	Aggregate Liquidation Preference
Common
Series A Preferred
Options
Total:			$

To the extent any item above is not completed, the response shall be deemed to be “None”.

The undersigned hereby acknowledges and agrees that the Agent and the Lenders are relying on the representations and warranties made herein.

5

IN WITNESS WHEREOF, I have executed this Perfection and Disclosure Certificate as of the date first written above.

MAVENIR SYSTEMS, INC.

By:.
Name: Terry Hungle
Title: Chief Financial Officer

MAVENIR HOLDINGS, INC.

By:
Name: Terry Hungle
Title: Chief Financial Officer

MAVENIR SYSTEMS IP HOLDINGS, LLC

By:
Name: Terry Hungle
Title: Treasurer, Vice President

6

SCHEDULE A

Airwide Solutions, Inc., a Delaware corporation, was merged with Mavenir Holdings, Inc. (“Merger Sub”), a Delaware corporation on May 26, 2011. Airwide Solutions, Inc. was the surviving entity and simultaneously changed its name to Mavenir Holdings, Inc.

The organizational identification number of Merger Sub was 4983924.

SCHEDULE B

Name of debtor: Mavenir Systems, Inc.

Name of secured party: Silver Lake Waterman, L.P.

Collateral to be covered by fixture filing: fixtures comprising part of the Collateral, as defined in the Loan Agreement.

Real Property: CENTRAL PARK, BLK E LT 1B-A ACS 3.834 as set forth in Deed recorded under Vol. 98079, P. 2818, Real Property Records of Dallas County, Texas

Record Owner: Telecom Commerce III, Ltd.

Recorder’s Office: Dallas County Clerk’s Office, 509 Main Street, 2nd Floor, Suite 200, Dallas, Texas 75202

7

Summary of Intercompany Balances (Translated to US $ at FX rate on Date of Measure)

As At September 30, 2012

				A/R FROM BORROWERS / GUARANTORS					INTERCOMPANY POSITIONS
	MS Holdings	MS Inc	US ENTITIES	CANADA	UK Holdings	UK Limited	Singapore	TOTAL	Australia	Finland	India	China	Other	TOTAL
Balances with Borr/Guar of SVB Facility
MS Holdings		2,850	2,850	(10,693)	(15,301)	(3,523)	1,379	(28,138)	7,641	(19,135)	(233)	—	(318)	(12,046)
MS Inc	(2,850)	—	(2,850)	(521)	—	(1,607)	—	(2,128)	—	(490)	(503)	54	—	(940)
Canada	11,047	521	11,567	—	—	(18,469)	(860)	19,329	(2,045)	(2,031)	—	—	420	(3,656)
UK Holding	7,384	—	7,384	—	—	1,105	—	1,105	—	—	—	—	(1)	(1)
UK Ltd	11,113	1,607	12,720	19,109	(2,356)	—	3,239	19,992	(5,475)	(12,472)	34	—	(3,087)	(21,000)
Singapore	(1,379)	—	(1,379)	832	—	(3,242)	—	(2,410)	(1)	7,727	86	—	871	8,682
	—	—	30,293	—	—	—	—	—	—	—	—	—	—	—
Balances with other subs	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Australia	(8,228)	—	(8,228)	2,132	—	5,896	1	8,029	—	1,556	74	—	170	1,800
Finland	19,291	491	19,782	1,966	—	12,478	(7,727)	6,717	(1,445)	—	—	—	1,995	550
India	(233)	503	270	—	—	(21)	(86)	(107)	(68)	—	—	—	—	(68)
China	—	(54)	(54)	—	—	—	—	—	—	—	—	—	—	—
Others	318	—	318	(417)	1	2,857	(871)	1,570	(158)	(1,032)	—	—	—	(1,190)
	—	—	12,089	—	—	—	—	16,209	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—	—	—

TOTAL	36,463	5,918	42,382	12,408	(17,656)	(4,526)	(4,924)	(14,699)	(1,552)	(25,879)	(543)	54	368	(27,552)	131

As At March 31, 2013

				A/R FROM BORROWERS / GUARANTORS					INTERCOMPANY POSITIONS
	MS Holdings	MS Inc	US ENTITIES	CANADA	UK Holdings	UK Limited	Singapore	TOTAL	Australia	Finland	India	China	Others	TOTAL
Balances with Borr/Guar of SVB Facility
MS Holdings	—	808	808	(10,074)	(14,834)	(4,548)	1,253	(28,203)	8,145	(18,138)	(233)	—	(145)	(10,372)
MS Inc	(808)	—	(808)	(1,032)	—	(1,451)	(174)	(2,557)	(58)	(667)	(2,512)	3,270	866	898
Canada	10,074	1,036	11,110	—	—	(21,228)	(1,097)	(22,325)	(2,480)	(1,594)	—	—	(2)	(4,075)
UK Holding	14,974	—	14,974	—	—	1,038	—	1,038	—	—	—	—	(15)	(15)
UK Ltd	4,548	1,442	5,990	21,354	(1,255)	—	862	20,961	(6,817)	(9,174)	99	—	(1,381)	(17,272)
Singapore	(1,253)	174	(1,080)	1,097	—	(857)	—	241	113	6,158	86	—	—	6,356
	—	—	30,995	—	—	—	—	—	—	—	—	—	—	—
Balances with other subs	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Australia	(8,149)	58	(8,091)	2,480	—	6,814	(108)	9,186	—	2,712	73	—	—	2,785
Finland	18,309	667	18,976	1,594	—	9,205	(6,197)	4,601	(2,712)	—	—	—	1,094	(1,618)
India	233	2,539	2,772	—	—	(99)	(86)	(185)	(270)	—	—	—	—	(270)
China	—	(3,261)	(3,261)	—	—	—	—	—	—	—	—	—	—	—
Others	318	(866)	(547)	(416)	19	3,426	(1,222)	1,808	—	(1,113)	—	—	—	(1,113)
	—	—	9,848	—	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—	—	—

TOTAL	38,246	2,596	40,842	15,003	(16,070)	(7,700)	(6,768)	(15,535)	(4,079)	(21,817)	(2,486)	3,270	416	(24,697)	611

Change in Net Account from Sept 2012 to Mar 2013

		US Books	Other Borrowers	Non Borrowers
China Equity Contribution		(3,208)		3208
US / UK		700	-700
Ca/UK	2510		0
UK/Sing	2385		0
Fin/Uk			-3273	3273
UK/Aus			918	-918
All Others		969	2,219	(2,708)
Total Change		(1,539)	(836)	2,855
Net Funds flow to (from) borrowers Adjusted for China		1,669	(836)

Mavenir Systems, Inc.

Capitalization Table - By Type

Date: 6/3/2013

Type		Outstanding	Common Equivalents	Total	Percentage Ownership (as converted, fully diluted) (1)
Preferred Stock (53,527,759 Authorized)
Series A Convertible Preferred Stock (26,137,758 Authorized)		26,137,758	26,137,758		15.95%
Series B Convertible Preferred Stock (26,727,505 Authorized)		26,727,505	26,727,505		16.31%
Series C Preferred Stock (24,683,530 Authorized)		18,316,941	18,316,941		11.18%
Series D Preferred Stock (12,100,007 Authorized)		12,100,007	12,100,007		7.39%
Series E Preferred (32,135,213 Authorized)		31,885,207	31,885,207		19.46%
Subtotal		115,167,418	115,167,418	115,167,418	70.30%
Common Stock (155,203,902 Authorized)		9,380,644	9,380,644	9,380,644	5.73%
Warrants - Series B Preferred (0 Authorized)		0	0	0	0.00%
2005 Stock Plan (22,322, 760 Authorized)
Shares Authorized	22,322,760
Granted	31,372,691
Exercised	4,626,269
Cancellations	8,215,431
Repurchases	830,000
Options Outstanding (Granted - Exercised - Cancellations)		18,530,991	18,530,991		11.31%
Options Available for Grant (Authorized - Grants + Cancellations + Repurchases)		-4,500	-4,500		0.00%
Options Outstanding + Options Available		18,526,491	18,526,491	18,526,491	11.31%
2013 EQUITY INCENTIVE PLAN (13,470,939 Authorized)
Shares Authorized	13,470,939
Granted	950,468
Exercised	0

Mavenir Systems, Inc.

Capitalization Table - By Type

Date: 6/3/2013

Cancellations	13,500
Repurchases	0
Options Outstanding (Granted - Exercised - Cancellations)		936,968	936,968		0.57%
Options Available for Grant (Authorized - Grants + Cancellations + Repurchases)		12,533,971	12,533,971		7.65%
Options Outstanding + Options Available		13,470,939	13,470,939	13,470,939	8.22%
Common Stock Warrants (920,000 Authorized)
Shares Authorized	920,000
Granted	940,000
Exercised	0
Cancellations	20,000
Repurchases	0
Options Outstanding (Granted - Exercised - Cancellations)		920,000	920,000		0.56%
Options Available for Grant (Authorized - Grants + Cancellations + Repurchases)		0	0		0.00%
Options Outstanding + Options Available		920,000	920,000	920,000	0.56%
Warrants - Series C Preferred (6,366,589 Authorized)
Shares Authorized	6,366,589
Granted	6,366,588
Exercised	0
Cancellations	0
Repurchases	0
Options Outstanding (Granted - Exercised - Cancellations)		6,366,588	6,366,588		3.89%
Options Available for Grant (Authorized - Grants + Cancellations + Repurchases)		1	1		0.00%
Options Outstanding + Options Available		6,366,589	6,366,589	6,366,589	3.89%
Total				163,832,081	100.00%

Mavenir Systems, Inc.

Capitalization Table - By Type

Date: 6/3/2013

(1)	Percentage ownership assuming all convertible securities are converted common stock, all notes are converted to common stock, all outstanding

EXHIBIT H

FORM OF WARRANT

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 8 OF THIS WARRANT.

MAVENIR SYSTEMS. INC.

WARRANT

THIS CERTIFIES THAT, for value received and subject to the provisions and upon the terms and conditions set forth in this Warrant, SILVER LAKE WATERMAN FUND, L.P. and its assignees are entitled to subscribe for and purchase 1,362,858 shares of Common Stock of MAVENIR SYSTEMS, INC., a Delaware corporation (the “Company”), at the price of $0.001 per share (such price and such other price as shall result, from time to time, from the adjustments specified in 5 hereof is referred to as the “Exercise Price”).

1. Definitions. As used herein, capitalized terms not otherwise defined herein shall have the following respective meanings:

(a) “Acquisition” means any transaction or series of related transactions involving (i) any consolidation or merger of the Company with another entity (other than a merger or consolidation effected exclusively to change the Company’s domicile) or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization, or (ii) the sale of all or substantially all of the assets of the Company.

(b) “Act” means the Securities Act of 1933, as amended.

(c) “Common Stock” means the Common Stock of the Company.

(d) “Date of Grant” means June 4, 2013.

(e) “Holder” means the initial holder of this Warrant set forth in the first paragraph of this Warrant and any other person or entity which becomes a holder of this Warrant pursuant to the terms of this Warrant.

(f) “IPO” means the initial public offering of the Company’s Common Stock effected pursuant to a registration statement on Form S-1 (or its successor) filed under the Act.

(g) “Shares” means the shares of Common Stock of Company issuable upon exercise of this Warrant.

2. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through the earlier of (i) the seventh anniversary of the Date of Grant, (ii) the third anniversary of the effective date of the registration statement filed in connection with the Company’s IPO or (iii) the consummation of an Acquisition.

3. Method of Exercise; Payment; Issuance of New Warrant; Net Issuance.

(a) Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part and from time to time, at the election of the Holder, by (a) the delivery of the notice of exercise substantially in the form attached hereto as Exhibit A-1, duly completed and executed, at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company of an amount equal to the then applicable Exercise Price multiplied by the number of Shares then being purchased; (b) if in connection with a registered public offering of the Company’s securities, the delivery of the notice of exercise form attached hereto as Exhibit A-2, duly completed and executed, at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company from the proceeds of the sale of shares to be sold by the Holder in such public offering of an amount equal to the then applicable Exercise Price per share multiplied by the number of Shares then being purchased; or (c) exercise of the “net issuance” right provided for in Section 3{b) hereof. The person or persons in whose name(s) Shares shall be registered upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder (subject to delivery of the old Warrant to the Company) as soon as possible and in any event within such thirty-day period; provided, however, that at such time as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, if requested by the Holder, the Company shall cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this Warrant to, or credit the securities account of, a broker or other person (as directed by the Holder exercising this Warrant) within the time period required to settle any trade made by the Holder after exercise of this Warrant.

(b) Right to Convert Warrant into Stock: Net Issuance.

(i) Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into shares of Common Stock as provided in this Section 3(b) at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock as is determined according to the following formula:

X =	B-A
Y

Where:	X =	the number of shares of Common Stock that shall be issued to Holder

	Y =	the fair market value of one share of Common Stock

	A =	the aggregate Exercise Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Exercise Price)

B =	the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)

(ii) Method of Exercise. The Conversion Right may be exercised by the Holder by the delivery by Holder of a written statement (which may be in the form of Exhibit A-1 or Exhibit A-2 hereto) specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 3(b)(i) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of the aforesaid written statement, or on such later date as is specified therein, and, at the election of the Holder, may be made contingent upon the closing of the sale of the Company’s Common Stock to the public in a public offering pursuant to a registration statement under the Act (a “Public Offering”).

(iii) Determination of Fair Market Value. For purposes of this Section 3(b), “fair market value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(1) If the Conversion Right is exercised in connection with and contingent upon a Public Offering, and if the Company’s registration statement relating to such Public Offering (“Registration Statement”) has been declared effective by the Securities and Exchange Commission, then the initial “Price to Public” specified in the final prospectus with respect to such Public Offering.

(2) If the Conversion Right is exercised in connection with an Acquisition, then the fair market value shall be the value received in such Acquisition by the holders of Common Stock if the consideration is cash or stock for which there is a liquid public market, or if there is no liquid public market, then the fair market value shall be reasonably be determined in good faith by the board of directors of the Company.

(3) If the Conversion Right is not exercised in connection with and contingent upon a Public Offering or an Acquisition, then as follows:

(A) If regularly traded on a nationally recognized securities exchange, interdealer quotation system or over-the-counter market (not including any secondary market for securities of non-public companies)_ the fair market value of the Common Stock shall be deemed to be the closing price or last sale price of the Common Stock on the trading day immediately prior to the Determination Date; and

(B) If there is no liquid public market for the Common Stock, then fair market value shall be reasonably determined in good faith by the board of directors of the Company.

(iv) If closing prices or last sale prices are no longer reported by a securities exchange or other trading system, the closing price or last sale price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.

4. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all preemptive rights and taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

5. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Corporate Events. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant and other than an Acquisition that results in the exercise or termination of this Warrant) (each, a “Corporate Event”), the Company, or such successor corporation, as the case may be, shall duly execute and deliver to the Holder a new Warrant (in form and substance satisfactory to the Holder), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the Holder shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such Corporate Event by a holder of the number of shares of Common Stock then purchasable under this Warrant. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Section 5(a) shall similarly apply to successive Corporate Events.

(b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Exercise Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 5(a) and 5(b)), then, in each such case, provision shall be made by the Company such that the Holder shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Common Stock as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

(d) Adjustment of Number of Shares. Upon each adjustment in the Exercise Price, the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

(e) Charter. A true and complete copy of the Company’s Certificate of Incorporation, as amended through the Date of Grant, is attached hereto as Exhibit B (the “Charter”). The Company shall provide the Holder with any restatement, amendment, modification or waiver of the Charter promptly after the same has been made.

6. Notice of Adjustments. Whenever the Exercise Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 5 hereof, the Company shall deliver to Holder a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and the number of Shares purchasable hereunder after giving effect to such adjustment.

7. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise or conversion hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise or conversion as reasonably determined in good faith by the Company’s Board of Directors.

8. Compliance with Act: Disposition of Warrant or Shares of Common Stock.

(a) Compliance with Act. The Holder, by acceptance hereof, agrees that this Warrant, and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that the Holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this Warrant, unless such exercise is registered under the Act and any applicable state securities laws or an exemption from such registration is available, the Holder shall confirm in writing that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless no longer required under applicable law) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 8 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY.”

Said legend shall be removed by the Company, upon the request of the Holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:

(1) The Holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Act. The Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares. The Holder further represents that Holder does not currently have any contract, undertaking, agreement or arrangement with any unaffiliated person to sell or transfer to such person or any unaffiliated third person any of the Shares.

(2) The Holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.

(3) The Holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The Holder is aware of the provisions of Rule 144, promulgated under the Act.

(4) The Holder agrees that the Shares shall be subject to the market standoff provisions in Section 1.14 of the Amended and Restated Investors’ Rights Agreement, dated May 26, 2011, by and among the Company and the investors named therein, as such agreement may be amended or restated from time to time and as the provisions thereof may be waived from time to time. The Holder further agrees that, in connection with the execution of this Warrant, the Holder will execute a lock-up agreement, a form of which is attached hereto as Exhibit C.

(5) The Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

(b) Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Warrant or any shares of Common Stock acquired pursuant to the exercise of this Warrant, the Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of counsel (at the Company’s expense), or other evidence, if reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or such shares of Common Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify the Holder that the Holder may sell or otherwise dispose of this Warrant or such shares of Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 8(b) that the opinion of counsel or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such shares of Common Stock may, as to such federal laws, be offered, sold or otherwise disposed of (i) pursuant to an effective registration statement covering such securities or (ii) in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the shares of Common Stock thus transferred (except a transfer pursuant to an effective registration statement or Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

(c) Applicability of Restrictions. Neither any restrictions of any legend described in this Warrant nor the requirements of Section 8(b) above shall apply to any transfer of, or grant of a security interest in, this Warrant (or the Common Stock obtainable upon exercise thereof) or any part hereof (i) to a partner of the Holder if the Holder is a partnership or to a member of the Holder if the Holder is a limited liability company, (ii) to a partnership of which the Holder is a partner or to a limited liability company of which the Holder is a member, or (iii) to a single affiliate of the Holder if the Holder is a corporation, where, in each case, the transferee is an “accredited investor”; provided, however, in any such transfer, if applicable, the transferee shall on the Company’s request agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

9. Rights as Shareholders; Information. No Holder, as a holder of this Warrant, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, until this Warrant shall have been exercised or converted and the Shares purchasable upon the exercise or conversion hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the Holder such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders. In addition, the Company agrees to provide in a timely manner any information reasonably requested by the Holder to enable the Holder and its affiliates to comply with their accounting reporting requirements. Prior to the effective date of an I PO, Company will also provide Holder the following information:

(a) As soon as practicable (and in any event within thirty (30) days after the end of each quarter), unaudited financial statements for such quarter, certified by Company’s Chief Executive Officer or Chief Financial Officer to fairly present in all material respects the data reflected therein.

(b) As soon as practicable (and in any event within five (5) days after completion), audited financial statements for such year, setting forth in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an audit report and unqualified opinion of the independent certified public accountants of recognized national standing selected by Company.

(c) Copies of 409(A) valuation reports, if any, within thirty (30) days of completion.

(d) Upon request by the Holder, detailed capitalization tables (by round and investor).

10. Additional Rights.

(a) Notice of Transactions. The Company shall provide the Holder with at least seven (7) days’ written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Company has notice thereof): (i) any Acquisition of the Company or any liquidation or winding up of the Company, (ii) any declaration of a dividend or distribution, whether in cash, property, stock, or other securities; (iii) any offer for subscription or sale pro rata to the holders of the outstanding shares of Common Stock any additional shares of any class or series of the Company’s stock (other than pursuant to contractual pre-emptive rights); or (iv) the effectiveness of the IPO.

(b) Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one share of the Common Stock is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 3(b) above (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of Common Stock upon such expiration shall be determined pursuant to Section 3(b). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 10(b), the Company agrees to promptly notify the Holder of the number of Shares, if any, the Holder is to receive by reason of such automatic exercise.

11. Representations and Warranties. The Company represents and warrants to the Holder as of the date hereof as follows:

(a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

(b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free from preemptive rights.

(c) The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the holders thereof are as set forth in the Charter.

(d) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company’s Charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

(e) There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, could have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

(f) The number of shares of Common Stock of the Company outstanding on the date hereof, on a fully diluted basis (assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants), does not exceed 163,832,081 shares.

12. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by commercial delivery service, mailed by registered or certified mail (return receipt requested), sent via facsimile (with confirmation of receipt) or electronic mail to the parties at the address for each party as set forth on the signature page hereto (or at such other address for a party as such party may designate pursuant to this Section 13).

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipients normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices by facsimile shall be confirmed by the sender promptly after transmission via certified mail or personal delivery. Any party may change any address to which notice is to be given to it by giving notice as provided above or such change of address.

An electronic communication (“Eiectronic Notice”) shall be deemed written notice for purposes of this Section 13 if sent with return receipt requested to the electronic mail address specified by the receiving party in a signed writing in a nonelectronic form. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

14. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

15. Lost Warrants or Stock Certificates. The Company covenants to the Holder that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

16. Descriptive Headings. The descriptive headings of the various Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

17. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

18. Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the Holder contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the Holder contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

19. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the Holder (in the case of a breach by the Company), or the Company (in the case of a breach by the Holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

20. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

21. Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

22. Entire Agreement. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

23. Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.

MAVENIR SYSTEMS, INC.

By

Title

Address:
1700 International Parkway, Suite 200
Richardson, TX 75081
Telephone: 469-919-4393
Fax:
Email: sam@mavenir.com
Attention: Sam Garrett, General Counsel

SILVER LAKE WATERMAN FUND, L.P.

By	SILVER LAKE TECHNOLOGY ASSOCIATES WATERMAN, L.L.C., its General Partner

By

Title

Address:
2775 Sand Hill Road, Suite 100
Menlo Park, CA 94024
Telephone: 415-525-8705
Fax: 415-956-8233
Email: SLWContracts@silverlake.com
Attention: Contract Administration

EXHIBIT A-1

NOTICE OF EXERCISE

To: MAVENIR SYSTEMS, INC. (the “Company”)

Re: Warrant dated             , 2013, issued by the Company to SILVER LAKE WATERMAN FUND, L.P. (the “Warrant”)

1. The undersigned hereby:

☐	elects to purchase shares of Common Stock of the Company pursuant to the terms of the Warrant, and tenders herewith payment of the purchase price of such shares in full, or

☐	elects to exercise its net issuance rights pursuant to Section 3(b) of the Warrant with respect to shares of Common Stock.

2. Please issue a certificate or certificates representing             shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

(Signature)

(Date)

EXHIBIT A-2

NOTICE OF EXERCISE

To: MAVENIR SYSTEMS, INC. (the “Company”)

Re: Warrant dated             , 2013 issued by Company to SILVER LAKE WATERMAN FUND, L.P. (the “Warrant”)

1. Contingent upon and effective immediately prior to the closing (the “Closing”) of the Company’s public offering contemplated by the Registration Statement on Form S     filed                     , 20    , the undersigned hereby:

☐	elects to purchase shares of Common Stock of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the Warrant, or

☐	elects to exercise its net issuance rights pursuant to Section 3(b) of the Warrant with respect to Shares of Common Stock.

2. Please deliver to the custodian for the selling shareholders a stock certificate representing such            shares.

3. The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $             or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.

(Signature)

(Date)

EXHIBIT B

CHARTER

EXHIBIT C

LOCK-UP AGREEMENT

EXHIBIT I

AUTHORIZATION FOR AUTOMATIC PAYMENT

The undersigned, on behalf of MAVENIR SYSTEMS, INC. (“Borrower”), authorizes SILVER LAKE WATERMAN FUND, L.P. (“Lender”) and the bank I financial institution (“Bank”) named below to initiate variable debit and/or credit entries to Borrower’s deposit, checking or savings accounts as designated below and to cause funds transfers to an account of Lender as payment of any and all amounts due under the Loan and Security Agreement among Borrower, Mavenir Holdings, Inc., Mavenir Systems IP Holdings, LLC and Lender dated                     , 2013 (the “Loan Agreement”).

1. Lender is hereby authorized to initiate variable debit and/or credit transactions and resulting funds transfers in Borrower’s designated accounts with respect to amounts due and owing to Lender by Borrower periodically under the Loan Agreement. Borrower consents to all such debit and/or credit transactions and resulting funds transfers and hereby authorizes Lender to take all such actions as may be required by Bank with respect to such transactions. Borrower acknowledges and agrees that such credit and/or debit entries may be made in amounts due under the Loan Agreement in order to cause timely payments as required by the terms of the Loan Agreement.

2. Borrower hereby authorizes Lender to release to Bank all information concerning Borrower that may be necessary or desirable for Bank to investigate or recover any erroneous funds transfers that may occur.

3. Borrower acknowledges and agrees that all such debit and/or credit transactions and funds transfers are intended to be made through an Automated Clearing House system and in compliance with the NACHA Rules and in compliance with Bank’s security procedures.

4. Borrower represents and warrants that the account information set forth below is accurate and complete and that each of the account(s) set forth below is a business account maintained in Borrower’s name and for Borrower’s account.

This Consent shall be effective as of                     , 2013 and shall remain in effect until the Loan Agreement has been terminated. Any cancellation by Borrower of this consent shall (i) be made in writing and (ii) delivered to Bank and Lender in such time as to afford Bank and Lender a reasonable opportunity to act on said cancellation.

Silicon Valley Bank
(Name of Borrower’s Bank)
3003 Tasman Drive		Santa Clara	CA	95054

(Address of Bank)		(City)	(State)	(Zip Code)

Bank Routing Number	##############

Account Number:	############## (checking / deposit / savings) (circle one)

Copy of a voided check is attached to this form

Borrower Name: Mavenir Systems, Inc.

Borrower Address: 1700 International Parkway, Suite 200

     Richardson, TX 75081

Authorized by:

Its:

EXHIBITJ

FORM OF SBA DOCUMENTS

MAVENIR SYSTEMS, INC.

1700 International Parkway, Suite 200

Richardson, TX 75081

June 4, 2013

Silver Lake Waterman Fund, L.P.

2775 Sand Hill Road, Suite 100

Menlo Park, CA 94025

Ladies and Gentlemen:

The undersigned company (the “Borrower”) acknowledges that Silver Lake Waterman Fund, L.P. (“SLW Fund’’) is licensed by the U.S. Small Business Administration (“SBA”) to extend loans as a small business investment company (“SBIC’’) pursuant to the Small Business Investment Act of 1958, as amended, and the associated regulations (collectively, the “SBIC Act”). All or portions of the loan to Borrower will be made under the SBA license and the SBIC Act and pursuant to that certain Loan and Security Agreement (the “Agreement”) by and between the Borrower and SLW Fund dated as of the date hereof (the “Agreement”) and to the provisions of this side letter agreement (“Side Letter Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

Section 1.01. Borrower’s Business. For purposes of this Side Letter Agreement, the term “Borrower” shall be deemed to include its “affiliates” as defined in Title 13 Code of Federal Regulations Section 121.103. Borrower represents and warrants to SLW Fund (as of the time of application for financing on April 8, 2013 (date of the accepted signed term sheet)) and covenants to SLW Fund as follows:

(a) Size Status. Check all that apply:

(i) ☑ Borrower is a “Small Business Concern” within the meaning of 15 U.S.C. Section 662(5), which is Section 103(5) of the SBIC Act, and the regulations promulgated thereunder, including 13 C.F.R. Section 107, because Borrower either:

(a) ☑ meets the applicable size eligibility criteria set forth in 13 C.F.R. Section 121.301 ( c )(2), that has both a tangible net worth not in excess of $18 million and (if Borrower pays no income taxes) average net income after Federal income taxes (excluding any carry-over losses) for the preceding two completed fiscal years not in excess of $6 million; or

(b) ☑ meets the industry standard covering the industry in which Borrower is primarily engaged as set forth in 13 C.F.R. Section 121.301(c)(l); or

(ii) ☑ Borrower is a “Smaller Enterprise” within the meaning of 15 U.S.C. Section 662(12), which is Section 103(12) of the SBIC Act, and the regulations promulgated thereunder, including 13 C.F.R. Section 107, because Borrower either:

(a) ☐ meets the applicable size eligibility criteria set forth in 13 C.F.R. Section 121.301(c)(2), that has both a tangible net worth not in excess of $6 million and (if Borrower pays no income taxes) average net income after Federal income taxes (excluding any carry-over losses) for the preceding two completed fiscal years in excess of $2 million; or

1

(b) ☑ meets the industry standard covering the industry in which Borrower is primarily engaged as set forth in 13 C.P.R. Section 121.301(c)(l) .

(b) Lending Activities. Borrower’s primary business activity does not involve, directly or indirectly, providing funds to others, purchasing debt obligations, factoring, or long-term leasing of equipment with no provision for maintenance or repair;

(c) Not a Passive Business. Borrower is engaged in a regular and continuous business operation (excluding the mere receipt of payments such as dividends, rents, lease payments, or royalties). Borrower’s employees are carrying on the majority of day to day operations. Borrower will not pass through substantially all of the proceeds of the Loan to another entity;

(d) Not a Real Estate Business. Borrower is not classified under Major Group 65 (Real Estate) or Industry No. 1531 (Operative Builders) of the SIC Manual. The proceeds of the Loan will not be used to acquire or refinance real property unless Borrower (x) is acquiring an existing property and will use at least 51 percent of the usable square footage for its business purposes; (y) is building or renovating a building and will use at least 67 percent of the usable square footage for its business purposes; or (z) occupies the subject property and uses at least 67 percent of the usable square footage for its business purposes.

(e) Not Project Finance. Borrower’s assets are not intended to be reduced or consumed, generally without replacement, as the life of its business progresses, and the nature of Borrower’s business does not require that a stream of cash payments be made to the business’s financing sources, on a basis associated with the continuing sale of assets (e.g., real estate development projects and oil and gas wells). The primary purpose of the Loans is not to fund production of a single item or defined limited number of items, generally over a defined production period, where such production will constitute the majority of the activities of Borrower (e.g., motion pictures and electric generating plants).

(f) Not Farm Land Purchases. Borrower will not use the proceeds of the Loan to acquire farm land which is or is intended to be used for agricultural or forestry purposes, such as the production of food, fiber, or wood, or is so taxed or zoned.

(g) Public Interest. Borrower will not use the proceeds of the Loan for purposes contrary to the public interest, including but not limited to activities which are in violation of law, or inconsistent with free competitive enterprise.

(h) Not Foreign Investment. The proceeds of the Loan will not be used substantially for a foreign operation.

(i) Financing SBICs. The proceeds of the Loan will not be used to purchase stock in or provide capital to an entity that is licensed as an SBIC by the SBA or to repay indebtedness incurred for the purpose of investing in an SBIC.

(j) Small Business Administration Documentation. SLW Fund acknowledges that Borrower completed, executed and delivered to SLW Fund SBA Forms 480, 652 and 1031 (Parts A and B) together with a business plan showing Borrower’s financial projections (including balance sheets and income and cash flows statements) for the period described therein and the written statement in Section 1.02 hereof regarding its intended use of proceeds from the Loans made by SLW Fund (the “Use of Proceeds Statement”). Borrower represents and warrants to SLW Fund that the information regarding Borrower and its affiliates set forth in the SBA Form 480, Form 652 and Form 1031 and the Use of Proceeds Statement delivered as of the Closing Date is accurate and complete as of such date.

2

(k) Inspection. The following covenants are intended to supplement and not to restrict the other covenants set forth in this Agreement.

(i) Borrower will permit, for so long as SLW Fund holds any Loans or equity securities of Borrower, SLW Fund or its representative, at SLW Fund’ expense, and examiners of the SBA to visit and inspect the properties and assets of Borrower, to examine its books of account and records, and to discuss Borrower’s affairs, finances and accounts with Borrower’s officers, senior management and accountants, all at such reasonable times as may be requested by SLW Fund or the SBA.

(ii) Promptly after the end of each calendar year (but in any event prior to February 28 of each year) and at such other times as may be reasonably requested by SLW Fund, Borrower will deliver to SLW Fund a written assessment of the economic impact of SLW Fund’s investment in Borrower, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of Borrower in terms of expanded revenue and taxes, other economic benefits resulting from the investment (such as technology development or commercialization, minority business development, or expansion of exports), Borrower’s Federal, state and local income taxes paid, after-tax profit or loss, Federal, state and local income tax withholding. At Borrower’s request, SLW Fund will assist Borrower with preparing such assessment. In addition to any other rights granted hereunder, Borrower will grant SLW Fund and the SBA access to Borrower’s books and records for the purpose of verifying the use of such proceeds. Borrower also will furnish or cause to be furnished to SLW Fund such other information regarding the business, affairs and condition of Borrower as SLW Fund may from time to time reasonably request.

(iii) Borrower will use the proceeds from the Loan only for general corporate purposes. Borrower will deliver to SLW Fund from time to time promptly following SLW Fund’s request, a written report, certified as correct by Borrower’s Chief Financial Officer, verifying the purposes and amounts for which proceeds from the Loan have been disbursed. Borrower will supply to SLW Fund such additional information and documents as SLW Fund reasonably requests with respect to its use of proceeds and will permit SLW Fund and the SBA to have access to any and all Borrower records and information and personnel as SLW Fund deems necessary to verify how such proceeds have been or are being used, and to assure that the proceeds have been used for the purposes specified in this Agreement.

(iv) Neither Borrower nor any of its affiliates (if any) will engage in any activities or use directly or indirectly the proceeds from the Loan for any purpose for which a small business investment company is prohibited from providing funds by the SBIC Act, including 13 C.F.R. §107.720. Without obtaining the prior written approval of SLW Fund, Borrower will not change within 1 year of the date hereof, Borrower’s current business activity to a business activity which a licensee under the SBIC Act is prohibited from providing funds by the SBIC Act.

(1) Compliance and Resolution. Borrower agrees that a failure to comply with Borrower’s obligations under this Side Letter Agreement, or any other set of facts or circumstances where it has been asserted by any governmental regulatory agency (or SLW Fund believes that there is a substantial risk of such assertion) that SLW Fund and its affiliates are not entitled to hold, or exercise any significant right with respect to, any Loans or securities issued to SLW Fund by Borrower, will constitute a breach of the obligations of Borrower under the financing agreements between Borrower and SLW Fund. In the event of (i) a failure to comply with Borrower’s obligations under this Side Letter Agreement; or (ii) an assertion by any governmental regulatory agency (or SLW Fund believes that there is a substantial risk of such assertion) of a failure to comply with Borrower’s obligations under this Side Letter Agreement, then (i) SLW Fund and Borrower will meet and resolve any such issue in good faith to the satisfaction of Borrower, SLW Fund, and any governmental regulatory agency, and (ii) upon request of SLW Fund,

3

Borrower will cooperate and assist with any assignment of the financing agreements from SLW Fund to any of SLW Fund’s affiliates.

Section 1.02. Use of Proceeds. Borrower hereby reaffirms that the proceeds of Advances under the Agreement will be used for salaries, rent, acquisition of materials used to produce the company’s products, and other similar working capital needs in the United States. The Borrower is entering into this Side Letter Agreement with SLW Fund in consideration of SLW Fund’s investment and agrees that this letter is a condition to SLW Fund making such investment.

Sincerely,

MAVENIR SYSTEMS, INC.

By:
Name:	Terry Hungle
Title:	Chief Financial Officer

Agreed and accepted as of the date first set forth above.

SILVERLAKE WATERMAN FUND, L.P.

By: Silver Lake Technology Associates Waterman, L.L.C., Its General Partner

By:
Name:
Title:	Managing Director

4

OMB Approval No. 3245-0009 Expiration Date 01/31/2014

U.S. SMALL BUSINESS ADMINISTRATION SIZE STATUS DECLARATION

This form must be completed by a business concern (“Applicant”) before it can receive financing or consulting and advisory services from a small business investment company licensed by SBA (“Licensee”). The Applicant should complete Part A and Part B (if necessary), sign the Applicant’s certification, and return the form to the Licensee from whom it is seeking assistance. The Licensee should sign the Licensee’s certification and retain the form in its files. Please do not send forms to SBA or to the Office of Management and Budget.

Name and address of Licensee	Name and address of Applicant

Silver Lake Waterman Fund, L.P.	Mavenir Systems, Inc.
2775 Sand Hill Road, Suite 100	1700 International Parkway, Suite 200
Menlo Park, CA 94025	Richardson, TX 75081
Applicant’s Form of Organization: ☒ Corporation ☐ Partnership ☐ Limited Liability Company ☐ Proprietorship

PART A

		Yes	No
1.	Does the Applicant business have any Affiliates? If yes, attach a list to this form.	☒	☐
Affiliation exists when one individual or entity controls or has the power to control another or a third party or parties controls or has the power to control both. SBA considers factors such as ownership, management, previous relationships with or ties to another entity, and contractual relationships when determining whether affiliation exists. The complete definition of affiliation is found at 13 CFR 121.103. (See also, 13 CFR 121.107 and 121.301.) Examples of Affiliates include: (1) a parent company; (2) subsidiaries and other companies that are owned or controlled by the Applicant; (3) companies under common management with the Applicant; and (4) companies that have entered into agreements to merge with the Applicant.
2.	Does Applicant (including affiliates) have tangible net worth in excess of $18,000,000? (Tangible net worth = total net worth minus goodwill)	☐	☒
3.	Does Applicant (including affiliates) have average net income after Federal income taxes (excluding any carry-over losses) for the preceding 2 completed fiscal years in excess of $6,000,000?	☐	☒

PART B
Applicant must complete this part only if the answer to question (2) or (3) in Part A was “Yes”. Applicant must not exceed the size standard for (1) the industry in which the Applicant combined with its affiliates is primarily engaged, and (2) the industry in which the Applicant alone is primarily engaged. Find the appropriate industry size standard under the NAICS code for your primary industry in 13 CFR 121.201.
1.	Primary industry (include NAICS code):

Applicant combined with affiliates Applicant alone
2.	Total annual receipts of Applicant (excluding affiliates) for each of its 3 most recently completed fiscal years (see 13 CFR 121.104):

Year ended	$
Year ended	$
Year ended	$

3.

Applicant’s average number of employees (excluding affiliates) based on the number of persons employed on a full-time, part-time, temporary, or other basis during each of the pay periods of the preceding 12 calendar months (see 13 CFR 121.106):

SBA Form 480 (11-10) Previous Editions Obsolete	1

4. Affiliates of Applicant (domestic and foreign) — Names and full addresses	Total annual receipts of affiliates (excluding Applicant) for past 3 completed fiscal years		Average no. of persons employed by affiliates (excluding Applicant) on full-time, part-time, temporary or other basis during each of the pay periods of the preceding 12 calendar months
a.	a.
	Yr.	$	a.
	Yr.	$
	Yr.	$
	3-year average	$
b.	b.
	Yr.	$	b.
	Yr.	$
	Yr.	$
	3-year average	$
c.	c.
	Yr.	$	c.
	Yr.	$
	Yr.	$
	3-year average	$

Applicant’s Certification: Applicant, through its duly authorized officer, hereby certifies that all information herein and in attachments hereto is true and complete to the best of its knowledge and belief. Applicant further certifies that it intends to conduct, for a period of not less than 1 year from the date of the final disbursement of the funds involved in the subject financing and for a period of not less than 1 year from the date of the commencement of the consulting or advisory services, as a regular and continuous business operation, the business operation for which the application for financing or consulting or advisory services is being made.

Mavenir Systems, Inc.
Name of Applicant

CAUTION: Knowingly making a false statement on this form is a violation of federal criminal statutes, including 18 U.S.C. § 1001, and can be punishable by imprisonment of up to five years and/or a fine of up to $250,000.

Date:	By: (Signature of Officer)		Title:

Licensee’s Certification: Based upon all the information available to us, including all information and facts obtained through our own investigation, the Licensee has concluded that the Applicant is a small business concern within the requirements of the Small Business Investment Act of 1958, as amended, and the Regulations of SBA thereunder.

CAUTION: Knowingly making a false statement on this form is a violation of federal criminal statutes, including 18 U.S.C. § 1001, and can be punishable by imprisonment of up to five years and/or a fine of up to $250,000.

Date:	By: (Signature of Authorized Official)		Title:

Managing Director

PLEASE NOTE: The estimated burden for completing this form is 10 minutes per response. You will not be required to respond to this information collection if a valid OMB approval number is not displayed. If you have questions or comments concerning this estimate or other aspects of this information collection, please contact the U.S. Small Business Administration, Chief, Administrative Information Branch, Washington, D.C. 20416, and/or SBA Desk Officer, Office of Management and Budget, New Executive Office Building, Room 10202, Washington, DC 20503.

SBA Form 480 (11-10) Previous Editions Obsolete	2

3

U.S. SMALL BUSINESS ADMINISTRATION ASSURANCE OF COMPLIANCE FOR NONDISCRIMINATION

Mavenir Systems, Inc. Applicant/Licensee/Recipient/Subrecipient, (hereinafter referred to as applicant) in consideration of Federal financial assistance from the Small Business Administration, herewith agrees that it will comply with the nondiscrimination requirements of 13 CFR parts 112, 113, and 117, of the Regulations issued by the Small Business Administration (SBA).

13 CFR Parts 112, 113 and 117 require that no person shall on the grounds of age, color, handicap, marital status, national origin, race, religion or sex, be excluded from participation in, be denied the benefits of or otherwise be subjected to discrimination under any program or activity for which the applicant received Federal financial assistance from SBA.

Applicant agrees to comply with the record keeping requirements of 13 CFR 112.9, 113.5, and 117.9 as set forth in SBA Form 793, “Notice to New SBA Borrowers”, to permit effective enforcement of 13 CFR 112, 113 and 117. Such record keeping requirements have been approved under OMB Number 3245-0076. Applicant further agrees to obtain or require similar Assurance of Compliance for Nondiscrimination from subrecipients, contractors/subcontractors, successors, transferees and assignees as long as it/they receive or retain possession of any Federal financial assistance from SBA. In the event the applicant fails to comply with any provision or requirements of 13 CFR Parts 112, 113 and 117, SBA may call, cancel, terminate, accelerate repayment or suspend any or all Federal financial assistance provided by SBA.

Executed the day of May 2013

Mavenir Systems, Inc.
1700 International Parkway, Suite 200
Richardson. TX 75081
Name Address & Phone No. of Applicant

By
Typed Name & Title of Authorized Official

Corporate Seal	Signature of Authorized Official

Name Address & Phone No. of Subrecipient

By
Typed Name & Title of Authorized Official

Corporate Seal
Signature of Authorized Official

SBA Form 652 (11-91) REF SOP: 90 30 PREVIOUS EDITIONS OBSC
This form was electronically produced by Elite Federal Forms, Inc.

OMB No. 3245-0078 Expiration Date 03/31/2014

U.S. Small Business Administration

Portfolio Financing Report

Name of Licensee SILVER LAKE WATERMAN FUND, L.P.	License Number 09/09-0466

 Part A - Small Business Concern Data

1. Name of Small Business Mavenir Systems, lnc.	2. Employer Identification Number 61 - 1489105

 3. Street Address 1700 International Parkway, Suite 200

 4. City Richardson                     5. State 98000             6. ZIP Code 75081             7. County

 8. Small Business FAX 469-916-4397                          9. Contact Person for FAX Stacy Priddy

 10. Date Business Established                     11. Form of Business x     1) Corporation     2) Partnership     3) Proprietor 4) LLC

 12a. NAICS Code 334210 Industry Telephone Apparatus Manufacturing

 12b. Energy Saving Qualified Investment? NO If checked, was Energy Saving debenture used to finance investment?

 13. Percentage of Small Concern (if any) Owned by:         American Indian or Alaska Native:         %         Asian:         %

 Black or African American:         %         Hispanic or Latino:         % Native Hawaiian or Other Pacific Islander:         % White:         %

 14a. Percentage of Small Concern Owned by Women (if any)         %     14b. Percentage Owned by Veterans (if any)             %

 15. CEO or President (may select one or more):         Woman: ☐ American Indian or Alaska Native: ☐ Asian: ☐

 Black or African American: ☐ Hispanic or Latino: ☐ Native Hawaiian or Other Pacific Islander: ☐ White: ☐

 Part B - Prefinancing Information

 16. Prefinancing Status:               (1) New Information (2) Previously         17. Stage of Company at Financing: Expansion

 Submitted (3) Acquired Business (4) New Business

 18. Small Business Concern’s Pre-Money Valuation: 198,000,000

 19. Fiscal Year End Immediately Prior to Date of Financing (Month/Day/Year) 12/31/2012

 20. Gross Revenue for Prior Fiscal Year $73,840,000         21. After-Tax Profit or (Loss) for Prior Fiscal Year $ (15,569,000)

 22. Income Taxes for Prior Fiscal Year: Federal $-0-             State $98000             Local $-0-

 23. Net Worth $11,763,000                     24. Number of Employees 650

 Part C - Financing Information

 25. a. Date of Financing         b. Date of Disbursement             26. Did Licensee lead this investment?

 27. Purpose of Financing (Percentage of Financing that will be used to support each category below. Percentages should total to 100%.)

a. Working Capital or Inventory Purchase	100	f. Acquisition of Machinery and Equipment

b. Plant Modernization or Leasehold Improvement		g. Land Acquisition or Dwelling Construction

c. Acquisition of All or Part of an Existing Business		h. Marketing Activities

d. Consolidation of Obligations or Non-SBIC Debt Refunding		i. Research and Development

e. New Building or Plant Construction		j. Other

 28. Is this is the first Financing of this Small Business by the Licensee?

 29. Financing Instruments and Applicable Amounts (for participations, include Licensee’s portion only):

Instrument	Amount		Initial Interest Rate(s)		% Actual Ownership
Loan Only		$15,000,000	12%
Debt with Equity Features	$			%
Equity Only	$					%
Total Licensee Financing	$

 30. Total Size of Financing Round for Small Business Concern: $15,000,000

 31. Comments:

Part D - Transmission Verification	Transmission Date

SBA Form 1031 (3/11) Previous Editions Obsolete

OMB No. 3245-0078

Expiration Date 03/31/2014

U.S. Small Business Administration

Portfolio Financing Report

If you have leverage or a leverage commitment, file Form 1031 A (Portfolio Financing Report Certification) semiannually with your semi-annual valuation report and your year-end Form 468 (Annual Financial Report). If you do not have leverage or a leverage commitment, file Form 1031A annually with your year-end Form 468.

PLEASE NOTE: The estimated burden for completing this form is 12 minutes per response. You will not be required to respond to this information collection if a valid OMB approval number is not displayed. If you have questions or comments concerning this estimate or other aspects of this information collection, please contact the U.S. Small Business Administration, Chief, Administrative Information Branch, Washington, DC 20416 and/or SBA Desk Officer, Office of Management and Budget, New Executive Office Building, Room 10202, Washington, DC 20503. PLEASE DO NOT SEND FORMS TO OMB.

SBA Form 1031 (12/10) Previous Editions Obsolete